SCHEDULE 14A
United States
Securities and Exchange Commission
Washington, D.C. 20549
Proxy Statement Pursuant to Section 14(a) of the Securities
Exchange Act of 1934 (Amendment No. _____)
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☐	Definitive Additional Materials

☐	Soliciting Material Pursuant to Rule 14a-11(c) or Rule 14a-12
Harleysville Savings Financial Corporation

(Name of Registrant as Specified in Its Charter)
n/a

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)
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December 18, 2009
Dear Stockholder:
     You are cordially invited to attend the annual meeting of stockholders of Harleysville Savings Financial Corporation, the holding company for Harleysville Savings Bank. The meeting will be held at the Indian Valley Country Club, located at 650 Bergey Road, Telford, Pennsylvania 18969, on Wednesday, January 27, 2010 at 9:30 a.m., local time. The matters to be considered by stockholders at the annual meeting are described in the accompanying materials.
     It is very important that your shares be voted at the annual meeting regardless of the number you own or whether you are able to attend the meeting in person. We urge you to mark, sign, and date your proxy card today and return it in the envelope provided, even if you plan to attend the annual meeting. This will not prevent you from voting in person, but will ensure that your vote is counted if you are unable to attend.
     Your continued support of and interest in Harleysville Savings Financial Corporation is sincerely appreciated.

Sincerely,

Edward J. Molnar
Chairman of the Board

HARLEYSVILLE SAVINGS FINANCIAL CORPORATION
271 Main Street
Harleysville, Pennsylvania 19438
(215) 256-8828

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
TO BE HELD ON JANUARY 27, 2010

     NOTICE IS HEREBY GIVEN that the annual meeting of stockholders of Harleysville Savings Financial Corporation (the “Company”) will be held at the Indian Valley Country Club, located at 650 Bergey Road, Telford, Pennsylvania 18969, on Wednesday, January 27, 2010 at 9:30 a. m., local time, for the following purposes, all of which are more completely set forth in the accompanying proxy statement:
(1)	To elect three directors for a three-year term and in each case until their successors are elected and qualified;

(2)	To consider and approve the Harleysville Savings Financial Corporation 2009 Stock Incentive Plan;

(3)	To ratify the appointment of ParenteBeard LLC as the Company’s independent registered public accounting firm for the year ending September 30, 2010; and

(4)	To transact such other business as may properly come before the meeting or any adjournment thereof. Management is not aware of any other such business.
     The board of directors has fixed December 4, 2009 as the voting record date for the determination of stockholders entitled to notice of and to vote at the annual meeting and at any adjournment thereof. Only those stockholders of record as of the close of business on that date will be entitled to vote at the annual meeting or at any such adjournment.

By Order of the Board of Directors

Adrian D. Gordon
Senior Vice President and Corporate Secretary

Harleysville, Pennsylvania
December 18, 2009
YOU ARE CORDIALLY INVITED TO ATTEND THE ANNUAL MEETING. IT IS IMPORTANT THAT YOUR SHARES BE REPRESENTED REGARDLESS OF THE NUMBER YOU OWN. EVEN IF YOU PLAN TO BE PRESENT, YOU ARE URGED TO COMPLETE, SIGN, DATE AND RETURN THE ENCLOSED PROXY PROMPTLY IN THE ENVELOPE PROVIDED. IF YOU ATTEND THE MEETING, YOU MAY VOTE EITHER IN PERSON OR BY PROXY. ANY PROXY GIVEN MAY BE REVOKED BY YOU IN WRITING OR IN PERSON AT ANY TIME PRIOR TO THE EXERCISE THEREOF.

HARLEYSVILLE SAVINGS FINANCIAL CORPORATION

PROXY STATEMENT

ANNUAL MEETING OF STOCKHOLDERS
JANUARY 27, 2010
General
     This proxy statement is furnished to holders of common stock, $.01 par value per share, of Harleysville Savings Financial Corporation (the “Company”), the bank holding company for Harleysville Savings Bank (the “Bank”). Proxies are being solicited on behalf of the board of directors of the Company to be used at the annual meeting of stockholders to be held at the Indian Valley Country Club, located at 650 Bergey Road, Telford, Pennsylvania 18969, on Wednesday, January 27, 2010 at 9:30 a.m., local time, and at any adjournment thereof for the purposes set forth in the Notice of Annual Meeting of Stockholders. This proxy statement is first being mailed to stockholders on or about December 18, 2009.
     Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting of Stockholders to be Held on January 27, 2010. This proxy statement and the Annual Report on Form 10-K for the year ended September 30, 2009 as well as driving directions to the annual meeting are available on our website at www.harleysvillesavings.com under the tabs “About Us — Annual Meeting Materials.”
Voting Rights
     Only stockholders of record at the close of business on December 4, 2009 will be entitled to notice of and to vote at the annual meeting. At such date, there were 3,638,205 shares of common stock issued and outstanding and the Company had no other class of equity securities outstanding.
     Each share of common stock is entitled to one vote at the annual meeting on all matters properly presented at the meeting. The presence in person or by proxy of at least a majority of the issued and outstanding shares of common stock entitled to vote is necessary to constitute a quorum at the annual meeting. Directors are elected by a plurality of the votes cast with a quorum present. The affirmative vote of a majority of the total votes cast is required for approval of the proposals to approve the Company’s 2009 Stock Incentive Plan and to ratify the appointment of the Company’s independent registered public accounting firm.
     Under rules applicable to broker-dealers, the proposal to ratify the independent registered public accounting firm is considered a “discretionary” item upon which brokerage firms may vote in their discretion on behalf of their client if such clients have not furnished voting instructions. The election of directors and the proposal to approve the 2009 Stock Incentive Plan are considered “non-discretionary” and, thus, there may be “broker non-votes” at the meeting. Abstentions and broker non-votes will be counted for purposes of determining the presence of a quorum at the annual meeting. However, because of the required votes, abstentions and broker non-votes will have no effect on the voting for the election of directors, the proposal to approve the 2009 Stock Incentive Plan or the proposal to ratify the appointment of the Company’s independent registered public accounting firm.
Proxies
     The proxy solicited hereby, if properly signed and returned to the Company and not revoked prior to its use, will be voted in accordance with the instructions contained therein. If no contrary instructions are given, each proxy received will be voted (i) FOR the nominees for director described herein; (ii) FOR approval of the 2009 Stock Incentive Plan; (iii) FOR ratification of ParenteBeard LLC as the Company’s independent registered public accounting firm for the year ending September 30, 2010; and (iv) upon the transaction of such other business as may properly come before the meeting, in accordance with the best judgment of the persons appointed as proxies. Any stockholder giving a proxy has the power to revoke it at any time before it is exercised by (i) filing with the secretary of the Company written notice thereof (Adrian D. Gordon, Senior Vice President and Corporate Secretary, Harleysville Savings Financial Corporation, 271 Main Street, Harleysville, Pennsylvania 19438); (ii) submitting a duly-executed proxy bearing a later date; or (iii) appearing at the annual meeting and giving the secretary notice of his or her intention to vote in person. Proxies solicited hereby may be exercised only at the annual meeting and any adjournment thereof and will not be used for any other meeting.
INFORMATION WITH RESPECT TO NOMINEES FOR DIRECTOR,
DIRECTORS WHOSE TERMS CONTINUE AND EXECUTIVE OFFICERS
Election of Directors
     The articles of incorporation of the Company provide that the board of directors of the Company shall be divided into three classes which are as equal in number as possible, and that the members of each class are to be elected for a term of three years and until their successors are elected and qualified. One class of directors is to be elected annually and stockholders are not permitted to cumulate their votes for the election of directors. No nominee for director is related to any other director or executive officer of the Company by blood, marriage or adoption.
     Unless otherwise directed, each proxy executed and returned by a stockholder will be voted for the election of the nominees for director listed below. If any person named as nominee should be unable or unwilling to stand for election at the time of the annual meeting, the proxies will nominate and vote for any replacement nominee or nominees recommended by the board of directors. At this time, the board of directors knows of no reason why any of the nominees listed below may not be able to serve as a director if elected.
     The following tables present information concerning the nominees for director and each director whose term continues, including his or her tenure as a director of the Company.
Nominees for Director for a Three-Year Term Expiring in 2013

		Principal Occupation During	Director
Name	Age	the Past Five Years	Since(1)

Sanford L. Alderfer	57	Mr. Alderfer is President and Chief Executive Officer of Alderfer Auction Company, located in Hatfield, Pennsylvania.	2001

Mark R. Cummins	53	Mr. Cummins is Executive Vice President, Chief Investment Officer and Treasurer of Harleysville Insurance Companies located in Harleysville, Pennsylvania.	1995

Ronald B. Geib	55	Mr. Geib has served as the President and Chief Executive Officer of the Company and the Bank since January 2007. Previously, Mr. Geib served as President and Chief Operating Officer of the Company and the Bank from November 2002 until January 2007. Mr. Geib also previously served as Executive Vice President and Chief Operating Officer of the Company and the Bank from 1999 to November 2002. Mr. Geib served as the Bank’s Senior Vice President, Treasurer, and Chief Financial Officer from 1980 to 1999. Mr. Geib joined the Bank in 1976.	2001
The Board of Directors Recommends a Vote FOR Election of the Nominees for Director.

Members of the Board of Directors Continuing in Office
Directors With Terms Expiring in 2011

		Principal Occupation During	Director
Name	Age	the Past Five Years	Since(1)

Edward J. Molnar	69	Mr. Molnar has served as the Chairman of the Board of the Company and the Bank since January 2007. Prior to his retirement as an officer in January 2007, Mr. Molnar served as Chief Executive Officer of the Company from February 2000 until January 2007 and as President of the Company from February 2000 until November 2002. Mr. Molnar also served as the Bank’s Chief Executive Officer from 1967 until January 2007 and as the Bank’s President from 1976 to November 2002. Mr. Molnar joined the Bank in 1967.	1968

Charlotte A. Hunsberger	40	Ms. Hunsberger is a partner in the law firm of Bricker, Landis & Hunsberger, LLP, located in Souderton, Pennsylvania.	2005
Directors With Terms Expiring in 2012

		Principal Occupation During	Director
Name	Age	the Past Five Years	Since(1)

George W. Meschter	57	Mr. Meschter is the President of Meschter Insurance Group, an insurance agency located in Collegeville, Pennsylvania.	1981

James L. Rittenhouse	48	Mr. Rittenhouse is a certified public accountant, certified valuation analyst, certified forensic financial analyst and a shareholder in the firm Detweiler, Hershey & Associates, P.C., located in Souderton, Pennsylvania.	2005

Thomas D. Clemens	50	Mr. Clemens is a Senior Vice President of Clemens Food Group, a meat processing company located in Hatfield, Pennsylvania.	2009

(1)	Includes service as a director of the Bank.

Stockholder Nominations
     Article III, Section 3.12 of the Company’s bylaws governs nominations for election to the board and requires all such nominations, other than those made by the board, to be made at a meeting of stockholders called for the election of directors, and only by a stockholder who has complied with the notice provisions in that section. Stockholder nominations must be made pursuant to timely notice in writing to the secretary of the Company. To be timely, a stockholder’s notice must be delivered to, or mailed and received at, the principal executive offices of the Company not later than (i) with respect to an election to be held at an annual meeting of stockholders, 90 days prior to the anniversary date of the mailing of proxy materials by the Company for the immediately preceding annual meeting, and (ii) with respect to an election to be held at a special meeting of stockholders for the election of directors, the close of business on the tenth day following the date on which notice of such meeting is first given to stockholders.
     Each written notice of a stockholder nomination shall set forth: (a) the name and address of the stockholder who intends to make the nomination and of the person or persons to be nominated; (b) a representation that the stockholder is a holder of record of stock of the Company entitled to vote at such meeting and intends to appear in person or by proxy at the meeting to nominate the person or persons specified in the notice; (c) a description of all arrangements or understandings between the stockholder and each nominee and any other person or persons (naming such person or persons) pursuant to which the nomination or nominations are to be made by the stockholder; (d) such other information regarding each nominee proposed by such stockholder as would be required to be included in a proxy statement filed pursuant to the proxy rules of the Securities and Exchange Commission; and (e) the consent of each nominee to serve as a director of the Company if so elected. The presiding officer of the meeting may refuse to acknowledge the nomination of any person not made in compliance with the foregoing procedures. The Company did not receive any nominations from stockholders for the annual meeting.
The Board of Directors and Its Committees
     Regular meetings of the board of directors of the Company and the Bank are typically held on a monthly basis and special meetings of the board of directors are held from time-to-time as needed. There were 12 meetings of the board of directors of the Company held during fiscal 2009. No director attended fewer than 75% of the aggregate of the total number of meetings of the board of directors and the total number of meetings of committees of the board on which the director served during the year.
     The board of directors of the Company has established various committees, including Audit, Compensation and Human Resources and Corporate Governance and Nominating Committees.
     The Compensation and Human Resources Committee, which met three times during fiscal 2009, reviews the Company’s compensation programs and recommends salary and benefits for the Company’s employees. The members of the committee are currently Messrs. Alderfer, Cummins and Meschter. The Compensation and Human Resources Committee operates pursuant to a written charter, a copy of which is available on the Company’s website at www.harleysvillesavings.com.
     The Corporate Governance and Nominating Committee, which met two times during fiscal 2009 with respect to nominations for directors for the annual meeting, advises the board of directors with respect to nominations of directors and recommends candidates to the board of directors as nominees for election, reviews existing corporate governance documents and establishes corporate governance principles for the Company, reviews nominations for director submitted by stockholders pursuant to the Company’s bylaws and identifies and recommends to the board the selection of qualified individuals to serve as officers of the Company. The members of the Corporate Governance and Nominating Committee are currently Messrs. Clemens and Meschter and Ms. Hunsberger. Each of these persons is independent within the meaning of the rules of the NASDAQ Stock Market. The Corporate Governance and Nominating Committee operates pursuant to a written charter, a copy of which is available on the Company’s website at www.harleysvillesavings.com.
     The Corporate Governance and Nominating Committee will also consider candidates for director suggested by its stockholders. A stockholder who desires to recommend a prospective nominee for director should submit in writing the name and qualifications, including place of principal residence and place of employment, of such persons to the Corporate Governance and Nominating Committee no later than July 31st of any year. Submissions shall be made sent to the Corporate Governance and Nominating Committee, Harleysville Savings Financial Corporation, Corporate Secretary, 271 Main Street, Harleysville, Pennsylvania 19438. The Corporate Governance and Nominating Committee also considers whether to nominate any person nominated pursuant to the provision of the Company’s articles of incorporation relating to stockholder nominations, which is described above under “- Stockholder Nominations.” The Corporate Governance and Nominating Committee has the authority and ability to retain a search firm to identify or evaluate potential nominees if it so desires.
     The charter of the Corporate Governance and Nominating Committee sets forth certain criteria the committee may consider when recommending individuals for nomination as director including: (a) ensuring that the board of directors, as a whole, is diverse and consists of individuals with various and relevant career experience, relevant technical skills, industry knowledge and experience, financial expertise (including expertise that could qualify a director as a “financial expert,” as that term is defined by the rules of the SEC), local or community ties and (b) minimum individual qualifications, including strength of character, mature judgment, familiarity with our business and industry, independence of thought and an ability to work collegially. The committee also may consider the extent to which the candidate would fill a present need on the board of directors.
The charter of the Corporate Governance and Nominating Committee also provides that a director should have:
•	a solid understanding of general management best practices and their application;

•	a history of making good business decisions;

•	the ability to read a balance sheet, income statement, cash flow statement and understand the use of financial ratios and other indicators for evaluating Company performance;

•	the ability and the time to perform during periods of both short-term and prolonged crises;

•	an understanding of what it takes to attract, motivate and energize a high-performance leadership team;

•	an understanding of the importance of the strategic planning process in creating a competitive advantage through strategy;

•	a good reputation for high ethical standards and integrity in their personal and professional dealings;

•	mature confidence and value board and team performance over individual performance; respects others, is open to the opinions of others, has good listening skills, is confident enough to ask tough questions, and can communicate persuasively;

•	a history of high performance standards as reflected in the person’s history of achievements;

•	high intelligence, exhibit wisdom and will be expected to exercise prudence and care in carrying out the responsibilities of the position; and

•	no existing or potential conflict of interest situation.
In addition, a director must be:
•	a citizen of the United States of America and shall have his or her primary residence and place of employment within the Bank’s market area;

•	a person who has a reputation for being trusted with confidential information; and

•	a person who will faithfully attend board meetings, committee meetings and the annual meeting of the shareholders and takes the time to prepare for meaningful discussion.

     Once the Corporate Governance and Nominating Committee has identified a prospective nominee, the committee makes an initial determination as to whether to conduct a full evaluation of the candidate. This initial determination is based on whatever information is provided to the committee with the recommendation of the prospective candidate, as well as the committee’s own knowledge of the prospective candidate, which may be supplemented by inquiries to the person making the recommendation or others.
     The Audit Committee reviews the records and affairs of the Company to determine its financial condition, reviews with management and the Company’s independent registered public accounting firm the systems of internal control, monitors the Company’s adherence in accounting and financial reporting to generally accepted accounting principles, and performs such other duties deemed appropriate by the board of directors. The Audit Committee met four times in fiscal 2009. Messrs. Cummins and Rittenhouse and Ms. Hunsberger served on the Audit Committee in fiscal 2009. The members the Audit Committee are independent as defined in the listing standards of the NASDAQ Stock Market. The Audit Committee operates pursuant to a written charter, a copy of which is available on the Company’s website at www.harleysvillesavings.com.
     The board of directors has determined that Messrs. Cummins and Rittenhouse, members of the Audit Committee, meet the requirements adopted by the Securities and Exchange Commission for qualification as an audit committee financial expert. An audit committee financial expert is defined as a person who has the following attributes: (i) an understanding of generally accepted accounting principles and financial statements; (ii) the ability to assess the general application of such principles in connection with the accounting for estimates, accruals and reserves; (iii) experience preparing, auditing, analyzing or evaluating financial statements that present a breadth and level of complexity or accounting issues that are generally comparable to the breadth and complexity of issues that can reasonably be expected to be raised by the registrant’s financial statements, or experience actively supervising one or more persons engaged in such activities; (iv) an understanding of internal controls and procedures for financial reporting; and (v) an understanding of audit committee functions.
     The identification of a person as an audit committee financial expert does not impose on such person any duties, obligations or liability that are greater than those that are imposed on such person as a member of the Audit Committee and the board of directors in the absence of such identification. Moreover, the identification of a person as an audit committee financial expert for purposes of the regulations of the Securities and Exchange Commission does not affect the duties, obligations or liability of any other member of the Audit Committee or the board of directors. Finally, a person who is determined to be an audit committee financial expert will not be deemed an “expert” for purposes of Section 11 of the Securities Act of 1933.
Report of the Audit Committee
     The Audit Committee has reviewed and discussed the audited financial statements with management. The Audit Committee has discussed with the independent registered public accounting firm the matters required to be discussed by Statement on Auditing Standards No. 61 “Communication with Audit Committees”, as amended. The Audit Committee has received the written disclosures and the letter from the independent registered public accounting firm required by the applicable requirements of the Public Company Accounting Oversight Board regarding the independent accountant’s communications with the Audit Committee concerning independence, and has discussed with the independent registered public accounting firm, the independent registered public accounting firm’s independence. Based on the review and discussions referred to above in this report, the Audit Committee recommended to the board of directors that the audited financial statements be included in the Company’s Annual Report on Form 10-K for the year ended September 30, 2009 for filing with the Securities and Exchange Commission.
Mark R. Cummins
Charlotte A. Hunsberger
James L. Rittenhouse

Executive Officers Who Are Not Directors
     The following table sets forth certain information with respect to the executive officers of the Company and the Bank who are not directors or nominees.

		Position(s) with the Company and Principal Occupation
Name	Age	During the Past Five Years

Brendan J. McGill	41	Mr. McGill has served as the Company’s Executive Vice President, Treasurer and Chief Financial Officer since May 2009. From February 2000 until May 2009, Mr. McGill served as the Company’s Senior Vice President, Treasurer and Chief Financial Officer. Mr. McGill joined the Bank in September 1999 as Senior Vice President, Chief Financial Officer and Treasurer.

Stephen J. Kopenhaver	47	Mr. Kopenhaver has served as Senior Vice President and Chief Lending Officer for the Company and the Bank since December 2006. Mr. Kopenhaver was Senior Vice President/Commercial Services for the Company and the Bank from January 2006 to December 2006. Mr. Kopenhaver joined the Bank in 2006 and has 23 years of commercial banking experience.

Adrian D. Gordon	39	Mr. Gordon has served as Senior Vice President/Chief Information Officer for the Company and the Bank since January 2006. Mr. Gordon also serves as the Corporate Secretary of the Company and the Bank. Mr. Gordon joined the Bank in 1995 serving as Loan Servicing Manager/Data Information Coordinator until 1997, as Information Systems Manager from 1997 until 1999, as Assistant Vice President from 1999 until 2000 and as Vice President from 2000 until January 2006.

Sheri Strouse	46	Ms. Strouse has served as Senior Vice President and Chief Retail Officer for the Company and the Bank since January 2006. Ms. Strouse previously served as Vice President of the Bank from 2000 until January 2006 and has been with the Bank since 1997.
Section 16(a) Beneficial Ownership Reporting Compliance
     Section 16(a) of the Securities Exchange Act of 1934, as amended, requires the Company’s executive officers and directors, and persons who own more than 10% of the common stock to file reports of ownership and changes in ownership with the Securities and Exchange Commission and the NASDAQ Stock Market. Officers, directors and greater than 10% stockholders are required by regulation to furnish the Company with copies of all Section 16(a) forms they file. The Company knows of no person who owns 10% or more of the common stock. Based solely on review of the copies of such forms furnished to the Company, the Company believes that during the year ended September 30, 2009, all Section 16(a) filing requirements applicable to its executive officers and directors were met.

BENEFICIAL OWNERSHIP OF COMMON STOCK
BY CERTAIN BENEFICIAL OWNERS AND MANAGEMENT
     The following table sets forth the beneficial ownership of the common stock as of the record date, and certain other information with respect to (i) the only persons or entities, including any “group” as that term is used in Section 13(d)(3) of the Exchange Act, who or which was known to the Company to be the beneficial owner of more than 5% of the issued and outstanding common stock on the record date, (ii) each director and nominee for director of the Company, (iii) certain named executive officers of the Company, and (iv) all directors, nominees for director and executive officers of the Company as a group.

Name of Beneficial	Amount and Nature of Beneficial
Owner or Number of	Ownership as of		Percent of
Persons in Group	December 4, 2009(1)(2)		Common Stock

Harleysville Savings Financial Corporation Employee Stock Ownership Pension Plan 271 Main Street Harleysville, Pennsylvania 19438	209,524	(3)	5.8%

Directors and Nominees for Director:
Sanford L. Alderfer	14,492	(4)(5)	*
Thomas D. Clemens	2,500		*
Mark R. Cummins	130,561	(5)(6)	3.6
Ronald B. Geib	118,687	(7)	3.2
Charlotte A. Hunsberger	6,926	(8)	*
George W. Meschter	52,616	(5)(9)	1.4
Edward J. Molnar	102,870	(10)	2.8
James L. Rittenhouse	7,540	(11)	*

Named Executive Officers:
Brendan J. McGill	29,291	(12)	*
Stephen J. Kopenhaver	3,401	(13)	*

All directors, nominees for Director and executive officers as a group (12 persons)	493,600	(14)	13.4

*	Less than 1% of the outstanding common stock.

(1)	Based upon filings made pursuant to the Exchange Act and information furnished by the respective individuals. Under regulations promulgated pursuant to the Exchange Act, shares of common stock are deemed to be beneficially owned by a person if he or she directly or indirectly has or shares (i) voting power, which includes the power to vote or to direct the voting of the shares, or (ii) investment power, which includes the power to dispose or to direct the disposition of the shares. Unless otherwise indicated, the named beneficial owner has sole voting and dispositive power with respect to the shares.

(2)	Under applicable regulations, a person is deemed to have beneficial ownership of any shares of common stock which may be acquired within 60 days of the record date pursuant to the exercise of outstanding stock options. Shares of common stock which are subject to stock options are deemed to be outstanding for the purpose of computing the percentage of outstanding common stock owned by such person or group but not deemed outstanding for the purpose of computing the percentage of common stock owned by any other person or group.

(3)	Includes 209,524 shares held in the Company’s Employee Stock Ownership Pension Plan (“ESOP”) allocated to the account of employees, who may direct the voting of such shares.

(4)	Includes 5,466 shares held jointly with Mr. Alderfer’s wife, 7,776 shares held in the Sanford Alderfer Auction Company, Inc. Profit Sharing Plan, for which Mr. Alderfer is a trustee, and 1,250 shares which may be acquired within 60 days of the record date pursuant to vested stock options.

(5)	Does not include the shares held in the ESOP as to which Messrs. Alderfer, Cummins and Meschter serve as trustees and disclaim beneficial ownership.

(6)	Includes 5,000 shares held jointly with Mr. Cummins’ wife and 123,748 shares owned by the Harleysville Insurance Companies of which Mr. Cummins is the Executive Vice President, Chief Investment Officer and Treasurer, and as such, Mr. Cummins has the power to direct the voting and disposition of these shares. Mr. Cummins disclaims beneficial ownership of these 123,748 shares. Also includes 2,083 shares which may be acquired within 60 days of the record date pursuant to vested stock options.

(7)	Includes 69,066 shares held by Mr. Geib under the ESOP and 18,167 shares which may be acquired within 60 days of the record date pursuant to vested stock options.

(8)	Includes 6,501 shares held jointly with Ms. Hunsberger’s husband and 425 shares which may be acquired within 60 days of the record date pursuant to vested stock options.

(9)	Includes 12,250 shares owned by Meschter Insurance Group of which Mr. Meschter is President, 7,640 shares held in a trust which Mr. Meschter is trustee, 1,667 shares held by Mr. Meschter’s wife as custodian for their child and 2,083 shares which may be acquired within 60 days of the record date pursuant to vested stock options.

(10)	Includes 37,484 shares held by Mr. Molnar’s wife and 12,833 shares which may be acquired within 60 days of the record date pursuant to vested stock options.

(11)	Includes 1,312, shares held by Mr. Rittenhouse’s children and 425 shares which may be acquired within 60 days of the record date pursuant to vested stock options.

(12)	Includes 2,190 shares held by Mr. McGill under the ESOP and 13,917 shares which may be acquired within 60 days of the record date pursuant to vested stock options.

(13)	Includes 691 shares held by Mr. Kopenhaver in the ESOP.

(14)	Includes 57,817 shares subject to outstanding stock options which are exercisable within 60 days of the record date and 77,370 shares held in the ESOP for the account of all executive officers and directors as a group.

COMPENSATION OF DIRECTORS AND EXECUTIVE OFFICERS
Executive Compensation
     The following table sets forth a summary of certain information concerning the compensation awarded to or paid by the Company or its subsidiaries for services rendered in all capacities during the last fiscal year to our principal executive officer as well as our two other highest compensated executive officers. We refer to these individuals throughout this proxy statement as the “named executive officers.”
Summary Compensation Table

						Non-
						Equity
						Incentive	Nonqualified
						Plan	Deferred	All Other
Name and Principal	Fiscal			Stock	Option	Compen-	Compensation	Compen-
Position	Year	Salary(1)	Bonus	Awards	Awards(2)	sation(3)	Earnings	sation(4)	Total
Ronald B. Geib	2009	$258,566	—	—	$17,895	$62,056	—	$42,748	$381,265
President and Chief	2008	242,931	—	—	12,984	53,445	—	37,637	349,997
Executive Officer

Brendan J. McGill	2009	167,198	—	—	13,753	40,128	—	15,625	236,704
Executive Vice	2008	155,062	—	—	10,618	34,114	—	13,652	213,446
President and Chief Financial Officer

Stephen J. Kopenhaver	2009	159,595	—	—	13,976	38,303	—	15,043	226,917
Senior Vice	2008	148,894	—	—	10,946	32,977	—	13,197	207,014
President and Chief Lending Officer

(1)	Includes amounts deferred and contributed to the 401(k) Plan by the named executive officer.

(2)	Reflects the amount expensed in accordance with U.S. generally accepted accounting principles during fiscal 2009 with respect to awards of stock options with respect to each of the named executive officers. For a discussion of the assumptions used to establish the valuation of the stock options, reference is made to Note 2 of the Notes to the Consolidated Financial Statements of the Company included in the Company’s Annual Report on Form 10-K for the year ended September 30, 2009. Additional information is also included in the table entitled “Grants of Plan-Based Awards.”

(3)	Reflects cash bonuses paid to executive officers under the Company’s Profit Sharing Incentive Plan for fiscal 2009.

(4)	In fiscal 2009, includes amounts paid by the Company to the accounts of Messrs. Geib, McGill and Kopenhaver pursuant to the 401(k) Plan of $9,360, $6,039 and $5,777, respectively, and allocations under the ESOP of $13,800, $9,586 and $9,266, respectively. Also includes the payment of $17,600 in director’s fees to Mr. Geib and perquisites and other benefits in the amount of $1,988 for the cost of the personal use of a Company-provided automobile in fiscal 2009.

Equity Compensation Plans
     The following table sets forth information concerning grants of awards pursuant to the Company’s Profit Sharing Incentive Plan and stock option plans made to the named executive officers during the year ended September 30, 2009. There were no equity incentive awards granted during the year ended September 30, 2009.
Grants of Plan-Based Awards for the Year Ended September 30, 2009

					All Other
					Option
					Awards:
					Number of	Exercise or	Grant Date
		Estimated Future Payouts Under Non-			Securities	Base Price	Fair Value
		Equity Incentive Plan Awards			Underlying	of Option	of Option
Name	Grant Date	Threshold	Target	Maximum	Options(1)	Awards(2)	Awards(3)
Ronald B. Geib	11/1/2008	—	$62,056	$129,283	17,173	$12.60	$24,558
Brendan J. McGill	11/1/2008	—	40,128	83,599	10,962	12.60	15,675
Stephen J. Kopenhaver	11/1/2008	—	38,303	79,798	10,596	12.60	15,153

(1)	The stock options vest on January 1, 2014.

(2)	Based upon the fair market value of a share of Company common stock on the date of grant.

(3)	The fair value of the stock options granted is computed in accordance with U.S. generally accepted accounting principles.

Outstanding Equity Awards at Fiscal Year-End
     The following table sets forth information concerning outstanding equity awards held by each named executive officer as of September 30, 2009. There were no equity incentive awards outstanding as of September 30, 2009.

	Option Awards
	Number of Securities Underlying
	Unexercised Options			Option Exercise	Option Expiration
Name	Exercisable(1)	Unexercisable		Price(2)	Date
Ronald B. Geib	2,500			$10.60	1/2/2012
	5,000			13.13	1/1/2013
	5,333			17.16	1/1/2014
	5,333			17.79	1/1/2015
		4,000	(3)	18.00	1/1/2016
		10,000	(3)	17.68	1/3/2017
		16,906	(3)	12.50	1/3/2018
		17,173	(3)	12.60	11/11/2018
Brendan J. McGill	417			8.10	1/3/2010
	1,833			10.60	1/2/2012
	3,667			13.13	1/1/2013
	4,000			17.16	1/1/2014
	4,000			17.79	1/1/2015
		3,000	(3)	18.00	1/1/2016
		10,000	(3)	17.68	1/3/2017
		10,791	(3)	12.50	1/3/2018
		10,962	(3)	12.60	11/11/2018
Stephen J. Kopenhaver		10,000	(3)	17.45	1/26/2016
		3,000	(3)	17.68	1/3/2017
		10,432	(3)	12.50	1/3/2018
		10,596	(3)	12.60	11/11/2018

(1)	Except as otherwise noted, the stock options were exercisable on September 30, 2009.

(2)	Based upon the fair market value on the date of grant.

(3)	The stock options vest five years from the date of grant.

Option Exercises and Stock Vested
     The following table sets forth certain information with respect to stock options exercised by the named executive officers during the year ended September 30, 2009.

Option Awards
Name	Number of Shares Acquired On Exercise	Value Realized On Exercise
Ronald B. Geib	—	—
Brendan J. McGill	3,511	$49,119
Stephen J. Kopenhaver	—	—
Employment Agreement
     The Company and the Bank have entered into an employment agreement with Mr. Geib pursuant to which the Company and the Bank agreed to employ Mr. Geib as President and Chief Executive Officer. The agreement provides for Mr. Geib to serve as President and Chief Executive Officer of the Company and the Bank, at a current base salary of $256,600 per year. The term of the agreement is five years, which term extends automatically on May 1st of each year to continue for a five year term unless the board of directors of the Company, the Bank or Mr. Geib gives advance notice not to extend the term.
     The agreement is terminable with or without cause by the Company and the Bank. Mr. Geib will have no right to compensation or other benefits pursuant to the agreement for any period after voluntary termination or termination by the Company and the Bank for cause, retirement or death. If Mr. Geib’s employment is terminated due to disability, he will be entitled to a declining percentage of his base salary for the remaining term of the agreement.
     If prior to a change in control of the Company or the Bank either (i) Mr. Geib terminates his employment as a result of certain adverse actions by the Company or the Bank or (ii) the agreement is terminated by the Company and the Bank other than for cause, disability, retirement or death, then Mr. Geib will be entitled to a lump sum cash severance amount equal to his base salary for the remaining term of the agreement or, if greater, for 2.99 years, with such base salary to be discounted to present value, plus a lump sum cash payment equal to the projected cost of providing continued benefits (other than insurance benefits or benefits under retirement plans, stock compensation plans or cash compensation plans) to Mr. Geib for the lesser of the remaining term of his agreement or three years. If Mr. Geib’s employment is terminated concurrently with or subsequent to a change in control of the Company or the Bank, as defined, by either (a) the Company or the Bank for other than cause, disability, retirement or death or (b) Mr. Geib as a result of certain adverse actions by the Company or the Bank, then Mr. Geib will be entitled to a cash severance amount equal to three times his annual compensation. Annual compensation is defined as the average aggregate annual compensation paid to Mr. Geib and includible in his gross income for federal income tax purposes during the five calendar years preceding the year in which the date of termination occurs, and such compensation includes among other things salary, bonuses and income related to the exercise of stock options. In addition, in any of the termination events set forth in this paragraph, Mr. Geib will also be entitled to the continuation of insurance benefits similar to those he is receiving at the time of such termination for periods specified in the agreement or until he obtains full-time employment with another employer providing similar benefits, whichever occurs first, plus a lump sum cash payment equal to the projected cost of providing continued benefits (other than insurance benefits or benefits under retirement plans, stock compensation plans or cash compensation plans) to Mr. Geib for the lesser of the remaining term of his agreement or three years.
     The employment agreement provides that in the event any of the payments to be made thereunder or otherwise upon termination of employment are deemed to constitute “parachute payments” within the meaning of Section 280G of the Code, then such payments and benefits received thereunder shall be reduced by the minimum amount necessary to result in no portion of the payments and benefits being non-deductible by the Company and the Bank for federal income tax purposes. Parachute payments generally are payments equal to or greater than three times the executive’s base amount, which is defined to mean the executive’s average annual compensation from the employer includable in the executive’s gross income during the most recent five taxable years ending before the year in which a change in control of the employer occurs. Recipients of parachute payments are subject to a 20% excise tax on the amount by which such payments exceed the base amount, in addition to regular income taxes, and payments in excess of the base amount are not deductible by the employer as compensation expense for federal income tax purposes.
Change in Control Agreements
     The Company and the Bank have entered into change of control agreements with Messrs. McGill, Kopenhaver, Gordon and Ms. Strouse in order to assist the Company and the Bank in maintaining a stable and competent management base. The agreements provide for a three-year term, and subject to satisfactory performance reviews, among other things, shall extend on each anniversary date for an additional year so that the remaining term will be three years, unless either the boards of directors of the Company or the Bank or the executive provides contrary written notice to the other not less than 30 days in advance of such anniversary date. The agreements are automatically extended for an additional one year upon a change in control of the Company or the Bank, as defined. In the event that the executive’s employment is terminated or other certain adverse actions are taken with respect to the executive’s employment within 18 months subsequent to a change in control, the agreements provide that the executive would receive a severance payment in the amount of two times the executive’s annual compensation (defined as the highest annual salary plus average bonus during the last three years), the continued participation in all group, life, health, accident and disability insurance for the lesser of 36 months or until the executive’s full time employment by another employer, and a cash amount equal to the projected cost of benefits provided to the executive under certain employee benefit plans for 36 months. The total amount of payments under the agreements shall be reduced by the amount necessary to result in no portion of the payments being “parachute payments” and non-deductible to the Company pursuant to Section 280G of the Internal Revenue Code.
Employee Stock Ownership Pension Plan
     The board of directors of the Company have adopted an Employee Stock Ownership Pension Plan (“ESOP”). The trustees of the ESOP are Messrs. Alderfer, Cummins and Meschter. The trustees also serve as the administrators of the ESOP. The trustees hold, invest, reinvest, manage, administer and distribute the assets of the ESOP for the exclusive benefit of participants, retired participants and their beneficiaries in accordance with the terms of the ESOP and the Employee Stock Ownership Trust (“Trust”) established pursuant to the ESOP. All of the assets of the ESOP are held in the Trust, which is managed by the trustees. The ESOP is subject to the participation, vesting, fiduciary responsibility, reporting, and disclosure and claims procedure requirements of ERISA. All officers and employees of the Company who work 1,000 hours or more in a plan year, who have attained the age of 21 and have completed 12 months of service may participate in the ESOP.
     In general, the ESOP requires the Company to contribute to the Trust in cash each year an amount which is not less than the amount required to enable the Trust to discharge its current obligations. The Company may make additional contributions in cash, shares of the common stock or other property, which shall be valued at its fair market value, as the Company’s board of directors may determine.
     Contributions of the Company in cash and other cash received by the Trust will be applied to pay any current obligations of the Trust incurred for the purchase of common stock, or may be applied to purchase additional shares of common stock from current stockholders or from the Company. The investment policy of the ESOP is to invest primarily in common stock of the Company; however, the ESOP permits the investment of contributions to the ESOP into other assets, including certificates of deposit and securities issued by the U.S. government or its agencies.
     The ESOP requires the Company to pay all costs of administering the ESOP and any similar expenses of the trustees, excluding normal brokerage charges which are included in the costs of stock purchased. All shares of common stock which are allocated to participants’ stock accounts shall be voted by the trustees in accordance with instructions from the participants. All unallocated shares of common stock held by the Trust or in a suspense account shall be voted by the trustees.
     Participation in the ESOP terminates as of the anniversary date coinciding with or next following a participant’s death, disability or retirement. Upon termination of a participant’s employment for any reason other than death, disability or retirement, or upon a break in service, the participant shall have vested rights in a portion of his or her stock and investment accounts based upon the participant’s years of credited service at his or her date of termination. A participant is fully vested in his stock and investment accounts after three years of plan participation.
     Vested benefits under the ESOP will normally be distributed in a single distribution as soon as possible following a participant’s separation from service. Distribution of benefits under the ESOP may be made in cash or in a combination of shares of common stock and cash.
     The Company’s contributions to the ESOP are deductible by the Company to the extent provided by the Code and the ESOP will not be subject to federal income tax on its income and gain. A participant will not be taxed on contributions made by the Company or earnings on such contributions until he receives a distribution under the ESOP.
     During fiscal 2009, the Company contributed $235,708 to the Trust which was allocated to participants’ accounts according to the terms of the plan. The amounts allocated to executive officers under the ESOP in fiscal 2009 are included in the Summary Compensation Table above.
401(k) Plan
     The Company maintains the Harleysville Savings 401(k) Plan, a deferred salary savings plan. All officers and employees working 1,000 hours or more in a plan year, who have attained the age of 21 and have completed 12 months of service, may participate in the 401(k) Plan on an optional basis. Under the plan, participants may defer a portion of their salary by payroll deduction. The Company or its subsidiaries make a matching contribution of 100% of the first 3% of the participant’s contribution. All contributions are invested via a plan trust. The Company’s matching contributions are vested at 100% after three years of service. All contributions are invested via a plan trust at the direction of the participant among several options, including several different mutual funds. Benefit payments normally are made in connection with a participant’s retirement. Under current Internal Revenue Service regulations, the amount contributed to the plan and the earnings on those contributions are not subject to Federal income tax until they are withdrawn from the plan. The amount of the matching contributions by the Company under the 401(k) Plan to the executive officers in fiscal 2009 are included in the Summary Compensation Table above.
Profit Sharing Incentive Plan
     The Company maintains the Profit Sharing Incentive Plan which is designed to provide cash incentive payments to the Company’s officers and employees when the Company exceeds certain performance criteria. All of the Company’s employees participate in the profit sharing plan, including the named executive officers. The profit sharing plan provides that the Company will make allocations to a bonus pool provided certain performance criteria are satisfied. For fiscal 2009, the bonus pool was based upon achieving levels of basic earnings per share (the “target earnings”). Awards from the bonus pool are based on each participant’s base earnings as a percentage of the total base earnings of all participants, and a weighing factor which recognizes that the Company’s senior management, middle management and other employees have varying levels of responsibility for the Company’s overall performance. The amounts paid to the named executive officers under the profit sharing plan for fiscal 2009 are included in the Summary Compensation Table above. The total amount of incentive payments made to all employees (114 people) who received payments pursuant to the profit sharing plan for the year ended September 30, 2009 was $487,495.
Directors’ Compensation
     Directors of the Company received an annual fee of $8,400, plus $700 for each regular board meeting attended during fiscal 2009. Directors of the Company, with the exception of executive officers, received $400 and the chairman of each committee received $800 for each committee meeting attended during fiscal 2009. The chairman of the Audit Committee received $1,200 and each member of the Audit Committee received $800 for each meeting attended in fiscal 2009.

     The following table sets forth information concerning compensation paid or accrued by the Company and its subsidiaries to each member of the board of directors during the year ended September 30, 2009. Mr. Geib has been omitted from the table as his compensation is fully reported in the Summary Compensation Table above.

	Fees				Nonqualified
	Earned or			Non-Equity	Deferred
	Paid in	Stock	Option	Incentive Plan	Compensation	All Other
Name	Cash(1)	Awards	Awards(2)	Compensation	Earnings	Compensation	Total
Sanford L. Alderfer	$18,850	$—	$1,908	$—	$—	$—	$20,758
Thomas D. Clemens	13,850	—	257	—	—	—	14,107
Mark R. Cummins	23,250	—	1,908	—	—	—	25,158
David J. Friesen(3)	6,850	—	—	—	—	—	6,850
Charlotte A. Hunsberger	22,450	—	1,908	—	—	—	24,358
George W. Meschter	19,250	—	1,908	—	—	—	21,158
Edward J. Molnar	40,500	—	—	—	—	—	40,500
James L. Rittenhouse	22,450	—	1,908	—	—	—	24,358

(1)	Include payment of directors’ fees for service on the board of the Company and the Bank. Also includes the payment of fees for attendance at meeting of committees of the board that the director serves on as well as fees for service as chairman of a board committee.

(2)	Reflects the amount expensed in accordance with U.S. generally accepted accounting principles during fiscal 2009 with respect to the grants of stock options. For a discussion of the assumptions used to establish the valuation of the stock options, reference is made to Note 2 of the Notes to the Consolidated Financial Statements of the Company included in the Company’s Annual Report on Form 10-K for the year ended September 30, 2009.

(3)	Mr. Friesen retired as a director in January 2009.
CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS
     In accordance with applicable federal laws and regulations, the Bank offers mortgage loans to its directors, officers and employees for the financing of their primary residences as well as various business and consumer loans. These loans are generally made on substantially the same terms as those prevailing at the time for comparable transactions with non-affiliated persons. It is the belief of management that these loans neither involve more than the normal risk of collectibility nor present other unfavorable features.
     Section 22(h) of the Federal Reserve Act generally provides that any credit extended by a savings institution to its executive officers, directors and, to the extent otherwise permitted, principal stockholder(s), or any related interest of the foregoing, must (i) be on substantially the same terms, including interest rates and collateral, as those prevailing at the time for comparable transactions by the savings association with non-affiliated parties; (ii) be pursuant to underwriting standards that are no less stringent than those applicable to comparable transactions with non-affiliated parties; (iii) not involve more than the normal risk of repayment or present other unfavorable features; and (iv) not exceed, in the aggregate, the institution’s unimpaired capital and surplus, as defined.

     The Bank offers certain loans to its directors, executive officers and employees. It is the belief of management that these loans do not involve more than the normal risk of collectibility. These loans are made on substantially the same terms as those prevailing at the time for comparable transactions with nonaffiliated persons. Directors, executive officers and employees of the Bank receive no discount from the market interest rate for loans made by the Bank. As of September 30, 2009, two of the Company’s directors and executive officers had loans outstanding with a balance in excess of $120,000, which amounted to $803,211 in the aggregate.
PROPOSAL TO APPROVE THE 2009 STOCK INCENTIVE PLAN
General
     Our board of directors has adopted the 2009 Stock Incentive Plan which is designed to attract and retain qualified personnel in key positions, provide directors, officers and key employees with a proprietary interest in the Company as an incentive to contribute to the success of the Company and reward directors, officers and employees for outstanding performance. The plan provides for the grant of incentive stock options intended to comply with the requirements of Section 422 of the Code (“incentive stock options”), non-incentive or compensatory stock options, stock appreciation rights and share awards of restricted stock, which may be based upon performance goals (collectively “Awards”). Awards will be available under the plan for grant to officers, key employees and directors of the Company and its subsidiaries.
Description of the 2009 Stock Incentive Plan
     The following description of the 2009 Stock Incentive Plan is a summary of its terms and is qualified in its entirety by reference to the plan, a copy of which is attached to this proxy statement as Appendix A.
     Administration. The 2009 Stock Incentive Plan will be administered and interpreted by a committee of the board of directors that is comprised solely of two or more non-employee directors. The Compensation Committee of the board, which is currently comprised of Messrs. Alderfer, Cummins and Meschter, will administer the plan.
     Stock Options. Under the 2009 Stock Incentive Plan, the board of directors or the committee will determine which officers, key employees and non-employee directors will be granted options, whether such options will be incentive or compensatory options (in the case of options granted to employees), the number of shares subject to each option, the exercise price of each option, whether such options may be exercised by delivering other shares of common stock and when such options become exercisable. The per share exercise price of a stock option shall be at least equal to the fair market value of a share of common stock on the date the option is granted. Non-employee directors are not eligible to receive incentive stock options under the plan.
     All options granted to participants under the 2009 Stock Incentive Plan shall become vested and exercisable at the rate, and subject to such limitations, as specified by the board of directors or the committee at the time of grant. Notwithstanding the foregoing, no vesting shall occur on or after a participant’s employment or service with the Company or a subsidiary company is terminated for any reason other than his death, disability or retirement. Unless the committee or board of directors shall specifically state otherwise at the time an option is granted, all options granted to participants shall become vested and exercisable in full on the date an optionee terminates his employment or service with the Company or a subsidiary company because of his death, disability or retirement. In addition, all stock options will become vested and exercisable in full upon a change in control of the Company, as defined in the plan.
     Each stock option or portion thereof shall be exercisable at any time on or after it vests and is exercisable until the earlier of ten years after its date of grant or three months after the date on which the employee’s employment or non-employee director’s service is terminated, unless extended by the committee or the board of directors to a period not to exceed five years from such termination. Unless stated otherwise at the time an option is granted, (i) if an employee terminates his employment with the Company or a subsidiary company as a result of disability or retirement without having fully exercised his options, the optionee shall have one year following his termination due to disability or retirement to exercise such options, and (ii) if an employee terminates his employment or a non-employee director terminates his service with the Company or a subsidiary company following a change in control of the Company without having fully exercised his options, the optionee shall have the right to exercise such options during the remainder of the original ten year term of the option. However, failure to exercise incentive stock options within three months after the date on which the optionee’s employment terminates may result in adverse tax consequences to the optionee. If an optionee dies while serving as an employee or a non-employee director or terminates employment or service as a result of disability or retirement and dies without having fully exercised his options, the optionee’s executors, administrators, legatees or distributees of his estate shall have the right to exercise such options during the one year period following his death, provided no option will be exercisable more than ten years from the date it was granted.
     Stock options are non-transferable except by will or the laws of descent and distribution. Notwithstanding the foregoing, an optionee who holds non-qualified options may transfer such options to his or her spouse, lineal ascendants, lineal descendants, or to a duly established trust for the benefit of one or more of these individuals. Options so transferred may thereafter be transferred only to the optionee who originally received the grant or to an individual or trust to whom the optionee could have initially transferred the option. Options which are so transferred shall be exercisable by the transferee according to the same terms and conditions as applied to the optionee.
     Payment for shares purchased upon the exercise of options may be made (i) in cash or by check, (ii) by delivery of a properly executed exercise notice, together with irrevocable instructions to a broker to sell a sufficient number of shares and then to properly deliver to the Company the amount of sale proceeds to pay the exercise price, all in accordance with applicable laws and regulations, (iii) at the discretion of the board or the committee, by delivering shares of common stock (including shares acquired pursuant to the exercise of an option) equal in fair market value to the purchase price of the shares to be acquired pursuant to the option, (iv) at the discretion of the board or the committee, by withholding some of the shares of common stock which are being purchased upon exercise of an option, or (v) any combination of the foregoing. With respect to subclause (iii) hereof, the shares of common stock delivered to pay the purchase price must have either been (x) purchased in open market transactions or (y) issued by the Company pursuant to a plan thereof, in each case more than six months prior to the exercise date of the option.
     Share Awards. Under the 2009 Stock Incentive Plan, the board of directors or the committee is authorized to grant share awards, which are a right to receive a distribution of shares of common stock. Shares of common stock granted pursuant to a share award will be in the form of restricted stock which shall vest upon such terms and conditions as established by the committee. The board or the committee will determine which officers, key employees and directors will be granted share awards, and the number of shares subject to each share award. The number of shares available to be issued as share awards will not exceed 75,000 shares, or 25% of the total number of shares available for issuance under the plan.
     If the employment or service of a share award recipient is terminated before the share award is completely earned, the recipient will forfeit the right to any shares subject to the share award that have not been earned, except as set forth below. All shares subject to a share award held by a recipient whose employment or service with the Company or a subsidiary company terminates due to death or disability will be deemed fully earned as of the recipient’s last day of employment or service. In addition, all shares subject to a share award held by a recipient will be deemed to be fully earned as of the effective date of a change of control of the Company.
     A recipient of a share award will not be entitled to receive any dividends declared on the common stock and will not be entitled to any voting rights with respect to an unvested share award until it vests. Share awards are not transferable by the recipient, and shares subject to a share award may only be earned by and paid to the recipient who was notified in writing of such award by the committee.
     The committee may determine to make any share award a performance share award by making such award contingent upon the achievement of a performance goal, or any combination of performance goals. Each performance share award will be evidenced by a written agreement setting forth the performance goals applicable to such award. All determinations regarding the achievement of any performance goal will be made by the committee. Each performance share award will be granted and administered to comply with the requirements of Section 162(m) of the Code. Notwithstanding anything to the contrary in the 2009 Stock Incentive Plan, a recipient of a performance award shall have no rights as a stockholder until the shares of common stock covered by the performance share award are issued to the recipient according to the terms thereof.

     Number of Shares Covered by the 2009 Stock Incentive Plan. A total of 300,000 shares of common stock, which is equal to approximately 8% of the issued and outstanding common stock, has been reserved for future issuance pursuant to the plan. No more than 75,000, or 25%, of the shares reserved under the plan may be granted as share awards to all participants in the plan. In the event of a stock split, reverse stock split, subdivision, stock dividend or any other capital adjustment, the number of shares of common stock under the plan, the number of shares to which any Award relates and the exercise price per share under any option or stock appreciation right shall be adjusted to reflect such increase or decrease in the total number of shares of common stock outstanding or such capital adjustment. The closing price of the common stock was $13.17 per share on December 1, 2009 as reported by the NASDAQ Stock Market.
     Amendment and Termination of the 2009 Stock Incentive Plan. The board of directors may at any time terminate or amend the 2009 Stock Incentive Plan with respect to any shares of common stock as to which Awards have not been granted, subject to any required stockholder approval or any stockholder approval which the board may deem to be advisable. The board of directors may not, without the consent of the holder of an Award, alter or impair any Award previously granted or awarded under the plan except as specifically authorized by the plan.
     Unless sooner terminated, the 2009 Stock Incentive Plan shall continue in effect for a period of ten years from September 16, 2009, the date that the plan was adopted by the board of directors. Termination of the plan shall not affect any previously granted Awards.
     Awards Granted or Available Under Existing Plans. As of September 30, 2009, options covering 405,271 shares of common stock and no shares of restricted stock were issued and outstanding under the Company’s existing stock plans and only 76,911 shares remained available for the grant of stock options under such plans.
     The following table sets forth certain information for all equity compensation plans (other than the proposed 2009 Stock Incentive Plan) and individual compensation arrangements (whether with employees or non-employees, such as directors) in effect as of September 30, 2009.
Equity Compensation Plan Information

Number of securities remaining
	Number of securities to be	Weighted-average	available for future issuance under
	issued upon exercise of	exercise price of	equity compensation plans (excluding
	outstanding options, warrants	outstanding options,	securities reflected in the first
Plan Category	and rights	warrants and rights	column)
Equity compensation plans approved by security holders	405,271	$14.75	76,911
Equity compensation plans not approved by security holders	—	—	—

Total	405,271	$14.75	76,911

     Awards to be Granted. The Company has not yet made any determination as to the timing or recipients of grants of Awards under the plan.
     Federal Income Tax Consequences. Set forth below is a summary of the federal income tax consequences under the Internal Revenue Code relating to awards which may be granted under the 2009 Stock Incentive Plan.
     Incentive Stock Options. No taxable income is recognized by the optionee upon the grant or exercise of an incentive stock option that meets the requirements of Section 422 of the Code. However, the exercise of an incentive stock option may result in alternative minimum tax liability for the optionee. If no disposition of shares issued to an optionee pursuant to the exercise of an incentive stock option is made by the optionee within two years from the date of grant or within one year after the date of exercise, then upon sale of such shares, any amount realized in excess of the exercise price (the amount paid for the shares) will be taxed to the optionee as a long-term capital gain and any loss sustained will be a long-term capital loss, and no deduction will be allowed to the Company for federal income tax purposes.

     If shares of common stock acquired upon the exercise of an incentive stock option are disposed of prior to the expiration of the two-year and one-year holding periods described above (a “disqualifying disposition”), the optionee generally will recognize ordinary income in the year of disposition in an amount equal to the excess (if any) of the fair market value of the shares on the date of exercise (or, if less, the amount realized on an arm’s length sale of such shares) over the exercise price of the underlying options, and the Company will be entitled to deduct such amount. Any gain realized from the shares in excess of the amount taxed as ordinary income will be taxed as capital gain and will not be deductible by the Company.
     An incentive stock option will not be eligible for the tax treatment described above if it is exercised more than three months following termination of employment, except in certain cases where the incentive stock option is exercised after the death or disability of the optionee. If an incentive stock option is exercised at a time when it no longer qualifies for the tax treatment described above, the option is treated as a nonqualified stock option.
     Nonqualified Stock Options. No taxable income is recognized by the optionee at the time a nonqualified stock option is granted under the plan. Generally, on the date of exercise of a nonqualified stock option, ordinary income is recognized by the optionee in an amount equal to the difference between the exercise price and the fair market value of the shares on the date of exercise, and the Company receives a tax deduction for the same amount. Upon disposition of the shares acquired, an optionee generally recognizes the appreciation or depreciation on the shares after the date of exercise as either a short-term or long-term capital gain or loss depending on how long the shares have been held. In general, common stock issued upon exercise of a non-qualified stock option granted under the plan will be transferable and not subject to a risk of forfeiture at the time issued.
     Share Awards. Upon the vesting of a share award, the holder will realize income for federal income tax purposes equal to the amount received, whether in cash, shares of stock or both, and the Company will be entitled to a deduction for federal income tax purposes in the same amount. Pursuant to Section 83 of the Code, recipients of share awards will recognize ordinary income in an amount equal to the fair market value of the shares of common stock granted to them at the time that the shares vest and become transferable. A recipient of a share award may also elect, however, to accelerate the recognition of income with respect to his or her grant to the time when the share award is first granted, notwithstanding the vesting schedule of such awards. The Company will be entitled to deduct as a compensation expense for tax purposes the same amounts recognized as income by recipients of share awards in the year in which such amounts are included in income.
     Deduction Limit for Certain Executive Officers. Section 162(m) of the Code generally limits the deduction for certain compensation in excess of $1 million per year paid by a publicly-traded corporation to its chief executive officer and the next three other most highly compensated executive officers other than the chief financial officer (“covered executives”). Certain types of compensation, including compensation based on performance goals, are excluded from the $1 million deduction limitation. In order for compensation to qualify for this exception: (i) it must be paid solely on account of the attainment of one or more preestablished, objective performance goals; (ii) the performance goal must be established by a compensation committee consisting solely of two or more outside directors; (iii) the material terms under which the compensation is to be paid, including performance goals, must be disclosed to and approved by stockholders in a separate vote prior to payment; and (iv) prior to payment, the compensation committee must certify that the performance goals and any other material terms were in fact satisfied.
     The 2009 Stock Incentive Plan has been designed to meet the requirements of Section 162(m) of the Code and, as a result, the Company believes that compensation attributable to performance share awards rights granted under the plan in accordance with the foregoing requirements will be fully deductible under Section 162(m) of the Code. If the non-excluded compensation of a covered executive exceeds $1 million, however, compensation attributable to other awards, such as non-performance based restricted stock, may not be fully deductible unless the grant or vesting of the award is contingent on the attainment of a performance goal determined by the committee meeting specified requirements and disclosed to and approved by the stockholders of the Company. The board of directors believes that the likelihood of any impact on the Company from the deduction limitation contained in Section 162(m) of the Code is remote at this time.

     Section 409A of the Internal Revenue Code. The Committee will administer and interpret the 2009 Stock Incentive Plan and all Awards in a manner consistent with the intent to satisfy the requirements of Section 409A of the Internal Revenue Code to avoid any adverse tax results thereunder to a holder of an Award.
     The above description of tax consequences under federal income tax law is necessarily general in nature and does not purport to be complete. Moreover, statutory provisions are subject to change, as are their interpretations, and their application may vary in individual circumstances. Finally, the consequences under applicable state and local income tax laws may not be the same as under the federal income tax laws.
     Accounting Treatment. U.S. generally accepted accounting principles requires the Company to recognize the cost of employee services received in share-based payment transactions, including Awards under the 2009 Stock Incentive Plan, and measure the cost on the grant-date fair value of the Award. The cost will be recognized over the period during which an employee is required to provide service in exchange for the Award, which may result in compensation expense charged against the Company’s reported earnings.
     Stockholder Approval. No Awards will be granted under the 2009 Stock Incentive Plan unless the plan is approved by stockholders. Stockholder ratification of the plan will satisfy listing requirements of the Nasdaq Stock Market and certain federal tax requirements applicable to incentive stock options.
     The Board of Directors recommends that stockholders vote FOR approval of the 2009 Stock Incentive Plan.
RATIFICATION OF SELECTION OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
General
     The Audit Committee of the board of directors of the Company has appointed ParenteBeard LLC as the independent registered public accounting firm for the Company for the year ending September 30, 2010. The board of directors has directed that the selection of the accounting firm be submitted for ratification by the stockholders at the annual meeting. The Company has been advised by ParenteBeard that neither the firm nor any of its associates has any relationship with the Company or its subsidiaries other than the usual relationship that exists between independent registered public accounting firm and clients. ParenteBeard will have representatives at the annual meeting who will have an opportunity to make a statement, if they so desire, and will be available to respond to appropriate questions.
Change in Auditors
     The Company’s financial statements for the fiscal years ended September 30, 2008 and 2007 were audited by Beard Miller Company LLP. In October 2009, Beard Miller was combined with ParenteBeard and ParenteBeard was engaged by the Audit Committee as the independent registered public accounting firm of the Company for the fiscal year ended September 30, 2009. In connection with their audit for the years ended September 30, 2008 and 2007 and during the subsequent interim period until the engagement of ParenteBeard, there were no disagreements with Beard Miller on any matter of accounting principles or practices, financial statement disclosures, or auditing scope or procedure. Beard Miller’s report on the financial statements for fiscal 2008 and 2007 did not contain an adverse opinion or disclaimer of opinion and was not qualified or modified as to uncertainty, audit scope or accounting principles. During fiscal 2008 and 2007, ParenteBeard did not advise, and has not indicated to the Company that it had reason to advise, the Company of any “reportable event,” as defined in Item 304(a) of Regulation S-K of the Exchange Act. During fiscal 2008 and 2007, the Company had not consulted ParenteBeard regarding the application of accounting principles, either contemplated or proposed, the type of audit opinion that might be rendered on the Company’s financial statements or any other matters of a “reportable event.”
Auditor Fees
     The following table sets forth the aggregate fees paid by us to ParenteBeard and Beard Miller in fiscal 2009 and 2008, respectively, for professional services in connection with the audit of the Company’s consolidated financial statements, and the fees paid by us to ParenteBeard and Beard Miller for audit-related services, tax services and all other services during fiscal 2009 and 2008, respectively.

	Fiscal Year Ended September 30,
	2009	2008
Audit fees (1)	$103,300	$98,650
Audit-related fees (2)	—	364
Tax fees	—	—
All other fees (3)	1,500	—

Total	$104,800	$99,014

(1)	Includes professional services rendered by the auditor of the Company’s annual financial statements and review of financial statements included in Forms 10-Q, or services normally provided in connection with statutory and regulatory filings, including out-of-pocket expenses.

(2)	Assurance and related services reasonably related to the performance of the audit or review of financial statements.

(3)	Assistance with affirmative action plan.
Pre-Approval Policy and Procedures
     The Audit Committee selects the Company’s independent registered public accounting firm and pre-approves all audit services to be provided by it to the Company. The Audit Committee also reviews and pre-approves all audit-related, tax and all other services rendered by our independent registered public accounting firm in accordance with the audit committee’s charter and policy on pre-approval of audit-related, tax and other services. In its review of these services and related fees and terms, the audit committee considers, among other things, the possible effect of the performance of such services on the independence of our independent registered public accounting firm. Pursuant to its policy, the audit committee pre-approves certain audit-related services and certain tax services which are specifically described by the Audit Committee on an annual basis and separately approves other individual engagements as necessary. The pre-approval requirements do not apply to certain services if: (i) the aggregate amount of such services provided to the Company constitutes not more than five percent of the total amount of revenues paid by the Company to its independent auditor during the year in which the services are provided; (ii) such services were not recognized by the Company at the time of the engagement to be other services; and (iii) such services are promptly brought to the attention of the committee and approved by the committee or by one or more members of the committee to whom authority to grant such approvals has been delegated by the committee prior to the completion of the audit. The Audit Committee may delegate to one or more designated members of the committee the authority to grant required pre-approvals. The decisions of any member to whom authority is delegated to pre-approve an activity shall be presented to the full committee at its next scheduled meeting.
     During the fiscal year ended September 30, 2009, each new engagement of the independent registered public accounting firm was approved in advance by the Audit Committee, and none of those engagements made use of the de minimis exception to pre-approval contained in the SEC’s rules.
     The Board of Directors recommends that you vote FOR the ratification of the appointment of ParenteBeard LLC as our independent registered public accounting firm for the year ending September 30, 2010.
STOCKHOLDER PROPOSALS AND STOCKHOLDER
COMMUNICATIONS WITH THE BOARD OF DIRECTORS
     Any proposal which a stockholder wishes to have included in the proxy materials of the Company relating to the next annual meeting of stockholders of the Company, which is scheduled to be held in January 2011, must be received at the principal executive offices of the Company, 271 Main Street, Harleysville, Pennsylvania 19438, Attention: Corporate Secretary, no later than August 20, 2010. If such proposal is in compliance with all of the requirements of Rule 14a-8 of the Exchange Act, it will be included in the proxy statement and set forth on the form of proxy issued for such annual meeting of stockholders. It is urged that any such proposals be sent certified mail, return receipt requested.

     Stockholder proposals which are not submitted for inclusion in the Company’s proxy materials pursuant to Rule 14a-8 of the Exchange Act may be brought before an annual meeting pursuant to the Company’s Bylaws, which provides that business must be (a) specified in the notice of meeting (or any supplement thereto) given by or at the direction of the board of directors, or (b) otherwise properly brought before the meeting by a stockholder. For business to be properly brought before an annual meeting by a stockholder, the stockholder must have given timely notice thereof in writing to the Secretary of the Company. To be timely a stockholder’s notice must be delivered to or mailed and received at the principal executive offices of the Company not later than ninety days prior to the anniversary date of the mailing of proxy materials by the Company in connection with the immediately preceding annual meeting of stockholders. A stockholder’s notice to the Secretary shall set forth as to each matter the stockholder proposes to bring before the annual meeting (a) a brief description of the business desired to be brought before the annual meeting, (b) the name and address, as they appear on the Company’s books, of the stockholder proposing such business, (c) the class and number of shares of the Company which are beneficially owned by the stockholder, and (d) any material interest of the stockholder in such business. To be timely with respect to the next annual meeting of stockholders of the Company, a stockholders notice must be received by the Company no later than September 19, 2010.
     The board of directors of the Company has adopted a process by which stockholders may communicate directly with members of the board. Stockholders who wish to communicate with the board may do so by sending written communications addressed to the Board of Directors, c/o Adrian D. Gordon, Corporate Secretary, Harleysville Savings Financial Corporation, 271 Main Street, Harleysville, Pennsylvania 19438.
ANNUAL REPORTS
     A copy of the Company’s Annual Report on Form 10-K for the year ended September 30, 2009 accompanies this proxy statement. Such annual report is not part of the proxy solicitation materials.
     Upon receipt of a written request, the Company will furnish to any stockholder without charge a copy of the exhibits to the Company’s Annual Report on Form 10-K for the year ended September 30, 2009. Such written requests should be directed to the Corporate Secretary, Harleysville Savings Financial Corporation, 271 Main Street, Harleysville, Pennsylvania 19438.
OTHER MATTERS
     Management is not aware of any business to come before the annual meeting other than the matters described above in this proxy statement. However, if any other matters should properly come before the meeting, it is intended that the proxies solicited hereby will be voted with respect to those other matters in accordance with the judgment of the persons voting the proxies.
     The cost of the solicitation of proxies will be borne by the Company. The Company will reimburse brokerage firms and other custodians, nominees and fiduciaries for reasonable expenses incurred by them in sending the proxy materials to the beneficial owners of the common stock. In addition to solicitations by mail, directors, officers and employees of the Company may solicit proxies personally or by telephone without additional compensation.

APPENDIX A
HARLEYSVILLE SAVINGS FINANCIAL CORPORATION
2009 STOCK INCENTIVE PLAN
ARTICLE I
ESTABLISHMENT OF THE PLAN
     Harleysville Savings Financial Corporation (the “Corporation”) hereby establishes this 2009 Stock Incentive Plan (the “Plan”) upon the terms and conditions hereinafter stated.
ARTICLE II
PURPOSE OF THE PLAN
     The purpose of this Plan is to improve the growth and profitability of the Corporation and its Subsidiary Companies by providing Employees and Non-Employee Directors with a proprietary interest in the Corporation as an incentive to contribute to the success of the Corporation and its Subsidiary Companies, and rewarding Employees and Non-Employee Directors for outstanding performance and the attainment of targeted goals. All Incentive Stock Options issued under this Plan are intended to comply with the requirements of Section 422 of the Code and the regulations thereunder, and all provisions hereunder shall be read, interpreted and applied with that purpose in mind.
ARTICLE III
DEFINITIONS
     3.01 “Award” means an Option or Share Award granted pursuant to the terms of this Plan.
     3.02 “Bank” means Harleysville Savings Bank, the wholly owned subsidiary of the Corporation.
     3.03 “Beneficiary” means the person or persons designated by a Recipient or Optionee to receive any benefits payable under the Plan in the event of such Recipient’s death. Such person or persons shall be designated in writing on forms provided for this purpose by the Committee and may be changed from time to time by similar written notice to the Committee. In the absence of a written designation, the Beneficiary shall be the Recipient’s surviving spouse, if any, or if none, his estate.
     3.04 “Board” means the Board of Directors of the Corporation.
     3.05 “Change in Control” shall mean a change in the ownership of the Corporation or the Bank, a change in the effective control of the Corporation or the Bank or a change in the ownership of a substantial portion of the assets of the Corporation or the Bank, in each case as provided under Section 409A of the Code and the regulations thereunder.
     3.06 “Code” means the Internal Revenue Code of 1986, as amended.
     3.07 “Committee” means a committee of two or more directors appointed by the Board pursuant to Article IV hereof, each of whom shall be a Non-Employee Director as defined in Rule 16b-3(b)(3)(i) of the Exchange Act or any successor thereto and an outside director within the meaning of Section 162(m) of the Code and the regulations promulgated thereunder.
     3.08 “Common Stock” means shares of the common stock, $.10 par value per share, of the Corporation.
     3.09 “Disability” means in the case of any Optionee or Recipient that the Optionee or Recipient (i) is unable to engage in any substantial gainful activity by reason of any medically determinable physical or mental impairment which can be expected to result in death or can be expected to last for a continuous period of not less than 12 months, or (ii) is, by reason of any medically determinable physical or mental impairment which can be expected to result in death or can be expected to last for a continuous period of not less than 12 months, receiving income replacement benefits for a period of not less than three months under an accident and health plan covering employees of the Corporation or the Bank (or would have received such benefits for at least three months if he had been eligible to participate in such plan).

     3.10 “Effective Date” means the day upon which the Board adopted this Plan.
     3.11 “Employee” means any person who is employed by the Corporation or a Subsidiary Company, or is an Officer of the Corporation or a Subsidiary Company, but not including directors who are not also Officers of or otherwise employed by the Corporation or a Subsidiary Company.
     3.12 “Exchange Act” means the Securities Exchange Act of 1934, as amended.
     3.13 “Fair Market Value” shall be equal to the fair market value per share of the Corporation’s Common Stock on the date an Award is granted. For purposes hereof, the Fair Market Value of a share of Common Stock shall be the closing sale price of a share of Common Stock on the date in question (or, if such day is not a trading day in the U.S. markets, on the nearest preceding trading day), as reported with respect to the principal market (or the composite of the markets, if more than one) or national quotation system in which such shares are then traded, or if no such closing prices are reported, the mean between the high bid and low asked prices that day on the principal market or national quotation system then in use. Notwithstanding the foregoing, if the Common Stock is not readily tradable on an established securities market for purposes of Section 409A of the Code, then the Fair Market Value shall be determined by means of a reasonable valuation method that takes into consideration all available information material to the value of the Corporation and that otherwise satisfies the requirements applicable under Section 409A of the Code and the regulations thereunder.
     3.14 “Incentive Stock Option” means any Option granted under this Plan which the Board intends (at the time it is granted) to be an incentive stock option within the meaning of Section 422 of the Code or any successor thereto.
     3.15 “Non-Employee Director” means a member of the Board of the Corporation or Board of Directors of the Bank who is not an Officer or Employee of the Corporation or any Subsidiary Company.
     3.16 “Non-Qualified Option” means any Option granted under this Plan which is not an Incentive Stock Option.
     3.17 “Officer” means an Employee whose position in the Corporation or Subsidiary Company is that of a corporate officer, as determined by the Board.
     3.18 “Option” means a right granted under this Plan to purchase Common Stock.
     3.19 “Optionee” means an Employee or Non-Employee Director or former Employee or Non-Employee Director to whom an Option is granted under the Plan.
     3.20 “Performance Share Award” means a Share Award granted to a Recipient pursuant to Section 9.06 of the Plan.
     3.21 “Performance Goal” means an objective for the Corporation or any Subsidiary Company or any unit thereof or any Employee of the foregoing that may be established by the Committee for a Performance Share Award to become vested, earned or exercisable. The establishment of Performance Goals are intended to make the applicable Performance Share Awards “performance based” compensation within the meaning of Section 162(m) of the Code, and the Performance Goals shall be based on one or more of the following criteria:
(i)	net income, as adjusted for non-recurring items;

(ii)	cash earnings;

(iii)	earnings per share;

(iv)	cash earnings per share;

(v)	return on average equity;

(vi)	return on average assets;

(vii)	assets;

(viii)	stock price;

(ix)	total stockholder return;

(x)	capital;

(xi)	net interest income;

(xii)	market share;

(xiii)	cost control or efficiency ratio; and

(xiv)	asset growth.
     3.22 “Recipient” means an Employee or Non-Employee Director who receives a Share Award or Performance Share Award under the Plan.
     3.23 “Retirement” means (a) a termination of employment which constitutes a retirement under the qualified retirement plan maintained by the Corporation or a Subsidiary Corporation, or, if no such plan is applicable, which would constitute retirement under the Corporation’s qualified retirement plan, if such individual were a participant in that plan, provided, however, that the provisions of this subsection (a) will not apply as long as an Optionee continues to serve as a Non-Employee Director, and (b) with respect to Non-Employee Directors, a separation from service on the Board of Directors of the Corporation and any applicable Subsidiary Company or any successors thereto (including service as a director emeritus or advisory director to the Corporation or any Subsidiary Company) after reaching age 65 and having served as a member of the Board of Directors of the Corporation and/or the Bank for a period of 5 years or more.
     3.24 “Share Award” means a right granted under this Plan to receive a distribution of shares of Common Stock upon completion of the service and other requirements described in Article IX and includes Performance Share Awards.
     3.25 “Subsidiary Companies” means those subsidiaries of the Corporation, including the Bank, which meet the definition of “subsidiary corporations” set forth in Section 424(f) of the Code, at the time of granting of the Option in question.
ARTICLE IV
ADMINISTRATION OF THE PLAN
     4.01 Duties of the Committee. The Plan shall be administered and interpreted by the Committee, as appointed from time to time by the Board pursuant to Section 4.02. The Committee shall have the authority to adopt, amend and rescind such rules, regulations and procedures as, in its opinion, may be advisable in the administration of the Plan, including, without limitation, rules, regulations and procedures which (i) deal with satisfaction of an Optionee’s tax withholding obligation pursuant to Section 12.02 hereof, (ii) include arrangements to facilitate the Optionee’s ability to borrow funds for payment of the exercise or purchase price of an Award, if applicable, from securities brokers and dealers, and (iii) include arrangements which provide for the payment of some or all of such exercise or purchase price by delivery of previously-owned shares of Common Stock or other property and/or by withholding some of the shares of Common Stock which are being acquired. The interpretation and construction by the Committee of any provisions of the Plan, any rule, regulation or procedure adopted by it pursuant thereto or of any Award shall be final and binding in the absence of action by the Board.
     4.02 Appointment and Operation of the Committee. The members of the Committee shall be appointed by, and will serve at the pleasure of, the Board. The Board from time to time may remove members from, or add members to, the Committee, provided the Committee shall continue to consist of two or more members of the Board, each of whom shall be a Non-Employee Director, as defined in Rule 16b-3(b)(3)(i) of the Exchange Act or any successor thereto. In addition, each member of the Committee shall be an “outside director” within the meaning of Section 162(m) of the Code and regulations thereunder at such times as is required under such regulations. The Committee shall act by vote or written consent of a majority of its members. Subject to the express provisions and limitations of the Plan, the Committee may adopt such rules, regulations and procedures as it deems appropriate for the conduct of its affairs. It may appoint one of its members to be chairman and any person, whether or not a member, to be its secretary or agent. The Committee shall report its actions and decisions to the Board at appropriate times but in no event less than one time per calendar year.

     4.03 Revocation for Misconduct. The Board or the Committee may by resolution immediately revoke, rescind and terminate any Option, or portion thereof, to the extent not yet exercised, previously granted or awarded under this Plan to an Employee who is discharged from the employ of the Corporation or a Subsidiary Company for cause, which, for purposes hereof, shall mean termination because of the Employee’s personal dishonesty, incompetence, willful misconduct, breach of fiduciary duty involving personal profit, intentional failure to perform stated duties, willful violation of any law, rule, or regulation (other than traffic violations or similar offenses) or final cease-and-desist order. Options granted to a Non-Employee Director who is removed for cause pursuant to the Corporation’s Articles of Incorporation and Bylaws or the Bank’s Charter and Bylaws shall terminate as of the effective date of such removal.
     4.04 Limitation on Liability. Neither the members of the Board nor any member of the Committee shall be liable for any action or determination made in good faith with respect to the Plan, any rule, regulation or procedure adopted by it pursuant thereto or any Awards granted under it. If a member of the Board or the Committee is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative, by reason of anything done or not done by him in such capacity under or with respect to the Plan, the Corporation shall, subject to the requirements of applicable laws and regulations, indemnify such member against all liabilities and expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by him in connection with such action, suit or proceeding if he acted in good faith and in a manner he reasonably believed to be in the best interests of the Corporation and its Subsidiary Companies and, with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful.
     4.05 Compliance with Laws and Regulations. All Awards granted hereunder shall be subject to all applicable federal and state laws, rules and regulations and to such approvals by any government or regulatory agency as may be required. The Corporation shall not be required to issue or deliver any certificates for shares of Common Stock prior to the completion of any registration or qualification of or obtaining of consents or approvals with respect to such shares under any federal or state law or any rule or regulation of any government body, which the Corporation shall, in its sole discretion, determine to be necessary or advisable. Moreover, no Option may be exercised if such exercise would be contrary to applicable laws and regulations.
     4.06 Restrictions on Transfer. The Corporation may place a legend upon any certificate representing shares acquired pursuant to an Award granted hereunder noting that the transfer of such shares may be restricted by applicable laws and regulations.
     4.07 No Deferral of Compensation Under Section 409A of the Code. All Awards granted under the Plan are designed to not constitute a deferral of compensation for purposes of Section 409A of the Code. Notwithstanding any other provision in this Plan to the contrary, all of the terms and conditions of any Option granted under this Plan shall be designed to satisfy the exemption for stock options set forth in the regulations issued under Section 409A of the Code. Both this Plan and the terms of all Options granted hereunder shall be interpreted in a manner that requires compliance with all of the requirements of the exemption for stock options set forth in the regulations issued under Section 409A of the Code. No Optionee shall be permitted to defer the recognition of income beyond the exercise date of a Non-Qualified Option or beyond the date that the Common Stock received upon the exercise of an Incentive Stock Option is sold, and no Recipient shall be permitted to defer the recognition of income beyond the date that a Share Award or Performance Share Award shall be deemed earned pursuant to Article IX of this Plan.
ARTICLE V
ELIGIBILITY
     Awards may be granted to such Employees and Non-Employee Directors of the Corporation and its Subsidiary Companies as may be designated from time to time by the Board or the Committee. Awards may not be granted to individuals who are not Employees or Non-Employee Directors of either the Corporation or its Subsidiary Companies. Non-Employee Directors shall not be eligible to receive Incentive Stock Options under the Plan.

ARTICLE VI
COMMON STOCK COVERED BY THE PLAN
     6.01 Number of Shares. The aggregate number of shares of Common Stock which may be issued pursuant to this Plan, subject to adjustment as provided in Article IX, shall be 300,000. None of such shares shall be the subject of more than one Award at any time, but if an Award as to any shares is surrendered before exercise or vesting, or expires or terminates for any reason without having been exercised in full, or for any other reason ceases to be exercisable, the number of shares covered thereby shall again become available for grant under the Plan as if no Awards had been previously granted with respect to such shares.
     6.02 Source of Shares. The shares of Common Stock issued under the Plan may be authorized but unissued shares, treasury shares or shares purchased by the Corporation on the open market or from private sources for use under the Plan.
ARTICLE VII
DETERMINATION OF
AWARDS, NUMBER OF SHARES, ETC.
     7.01 Determination of Awards. The Board or the Committee shall, in its discretion, determine from time to time which Employees and Non-Employee Directors will be granted Awards under the Plan, the number of shares of Common Stock subject to each Award, whether each Option will be an Incentive Stock Option or a Non-Qualified Stock Option, the exercise price of an Option and whether a Share Award will be a Performance Share Award. In making all such determinations there shall be taken into account the duties, responsibilities and performance of each Optionee, his present and potential contributions to the growth and success of the Corporation, his salary or other compensation and such other factors deemed relevant to accomplishing the purposes of the Plan.
     7.02 Limitation on Share Awards. Notwithstanding anything contained in this Plan to the contrary, the maximum number of shares of Common Stock to which Share Awards may be issued under this Plan shall be 75,000, or 25% of the total number of shares available for issuance under this Plan. None of such shares shall be the subject of more than one Award at any time, but if a Share Award as to any shares is surrendered before vested, or expires or terminates for any reason without vesting in full, the number of shares covered thereby shall again become available for grant under the Plan as if no Awards had been previously granted with respect to such shares.
     7.03 Maximum Awards to any Person. Notwithstanding anything contained in this Plan to the contrary, the maximum number of shares of Common Stock to which Awards may be granted to any individual in any calendar year shall be 50,000.
ARTICLE VIII
OPTIONS
     Each Option granted hereunder shall be on the following terms and conditions:
     8.01 Stock Option Agreement. The proper Officers on behalf of the Corporation and each Optionee shall execute a Stock Option Agreement which shall set forth the total number of shares of Common Stock to which it pertains, the exercise price, whether it is a Non-Qualified Option or an Incentive Stock Option, and such other terms, conditions, restrictions and privileges as the Board or the Committee in each instance shall deem appropriate, provided they are not inconsistent with the terms, conditions and provisions of this Plan. Each Optionee shall receive a copy of his executed Stock Option Agreement. Any Option granted with the intention that it will be an Incentive Stock Option but which fails to satisfy a requirement for Incentive Stock Options shall continue to be valid and shall be treated as a Non-Qualified Option.

     8.02 Option Exercise Price.
          (a) Incentive Stock Options. The per share price at which the subject Common Stock may be purchased upon exercise of an Incentive Stock Option shall be no less than one hundred percent (100%) of the Fair Market Value of a share of Common Stock at the time such Incentive Stock Option is granted, except as provided in Section 8.09(b).
          (b) Non-Qualified Options. The per share price at which the subject Common Stock may be purchased upon exercise of a Non-Qualified Option shall be established by the Committee at the time of grant, but in no event shall be less than one hundred percent (100%) of the Fair Market Value of a share of Common Stock at the time such Non-Qualified Option is granted.
     8.03 Vesting and Exercise of Options.
          (a) General Rules. Incentive Stock Options and Non-Qualified Options shall become vested and exercisable at the rate, to the extent and subject to such limitations as may be specified by the Board or the Committee. Notwithstanding the foregoing, no vesting shall occur on or after an Employee’s employment or service as a Non-Employee Director with the Corporation and all Subsidiary Companies is terminated for any reason other than his death, Disability, Retirement or a Change in Control. In determining the number of shares of Common Stock with respect to which Options are vested and/or exercisable, fractional shares will be rounded up to the nearest whole number if the fraction is 0.5 or higher, and down if it is less.
          (b) Accelerated Vesting. Unless the Committee or Board shall specifically state otherwise at the time an Option is granted, all Options granted under this Plan shall become vested and exercisable in full on the date an Optionee terminates his employment with the Corporation or a Subsidiary Company or service as a Non-Employee Director because of his death, Disability or Retirement. In addition, all outstanding Options shall become immediately vested and exercisable in full as of the effective date of a Change in Control.
     8.04 Duration of Options.
          (a) General Rule. Except as provided in Sections 8.04(b) and 8.09, each Option or portion thereof shall be exercisable at any time on or after it vests and remain exercisable until the earlier of (i) ten (10) years after its date of grant or (ii) three (3) months after the date on which the Employee or Non-Employee Director ceases to be employed by or serve the Corporation and all Subsidiary Companies, or any successor thereto, unless the Board or the Committee in its discretion decides at the time of grant to extend such period of exercise upon termination of employment or service to a period not exceeding five (5) years.
          (b) Exceptions. Unless the Board or the Committee shall specifically state otherwise at the time an Option is granted, if an Employee terminates his employment with the Corporation or a Subsidiary Company as a result of Disability or Retirement without having fully exercised his Options, the Employee shall have the right, during the one (1) year period following his termination due to Disability or Retirement, to exercise such Options.
     Unless the Board or the Committee shall specifically state otherwise at the time an Option is granted, if an Employee or Non-Employee Director terminates his employment or service with the Corporation or a Subsidiary Company following a Change in Control without having fully exercised his Options, the Optionee shall have the right to exercise such Options during the remainder of the original ten (10) year term (or five (5) year term for Options subject to Section 8.09(b) hereof) of the Option from the date of grant.
     If an Optionee dies while in the employ or service of the Corporation or a Subsidiary Company or terminates employment or service with the Corporation or a Subsidiary Company as a result of Disability or Retirement and dies without having fully exercised his Options, the executors, administrators, legatees or distributees of his estate shall have the right, during the one (1) year period following his death, to exercise such Options.
     In no event, however, shall any Option be exercisable more than ten (10) years (or five (5) years for Options subject to Section 8.09(b) hereof) from the date it was granted.

     8.05 Nonassignability. Options shall not be transferable by an Optionee except by will or the laws of descent or distribution, and during an Optionee’s lifetime shall be exercisable only by such Optionee or the Optionee’s guardian or legal representative. Notwithstanding the foregoing, or any other provision of this Plan, an Optionee who holds Non-Qualified Options may transfer such Options to his or her spouse, lineal ascendants, lineal descendants, or to a duly established trust for the benefit of one or more of these individuals. Options so transferred may thereafter be transferred only to the Optionee who originally received the grant or to an individual or trust to whom the Optionee could have initially transferred the Option pursuant to this Section 8.05. Options which are transferred pursuant to this Section 8.05 shall be exercisable by the transferee according to the same terms and conditions as applied to the Optionee.
     8.06 Manner of Exercise. Options may be exercised in part or in whole and at one time or from time to time. The procedures for exercise shall be set forth in the written Stock Option Agreement provided for in Section 8.01 above.
     8.07 Payment for Shares. Payment in full of the purchase price for shares of Common Stock purchased pursuant to the exercise of any Option shall be made to the Corporation upon exercise of the Option. All shares sold under the Plan shall be fully paid and nonassessable. Payment for shares may be made by the Optionee (i) in cash or by check, (ii) by delivery of a properly executed exercise notice, together with irrevocable instructions to a broker to sell a sufficient number of shares and then to properly deliver to the Corporation the amount of sale proceeds to pay the exercise price, all in accordance with applicable laws and regulations, (iii) at the discretion of the Board or the Committee, by delivering shares of Common Stock (including shares acquired pursuant to the exercise of an Option) equal in Fair Market Value to the purchase price of the shares to be acquired pursuant to the Option, (iv) at the discretion of the Board or the Committee, by withholding some of the shares of Common Stock which are being purchased upon exercise of an Option, or (v) any combination of the foregoing. With respect to subclause (iii) hereof, the shares of Common Stock delivered to pay the purchase price must have either been (x) purchased in open market transactions or (y) issued by the Corporation or pursuant to a plan thereof, in each case more than six months prior to the exercise date of the Option.
     8.08 Voting and Dividend Rights. No Optionee shall have any voting or dividend rights or other rights of a stockholder in respect of any shares of Common Stock covered by an Option prior to the time that his name is recorded on the Corporation’s stockholder ledger as the holder of record of such shares acquired pursuant to an exercise of an Option.
     8.09 Additional Terms Applicable to Incentive Stock Options. All Options issued under the Plan as Incentive Stock Options will be subject, in addition to the terms detailed in Sections 8.01 to 8.08 above, to those contained in this Section 8.09.
          (a) Amount Limitation. Notwithstanding any contrary provisions contained elsewhere in this Plan and as long as required by Section 422 of the Code, the aggregate Fair Market Value, determined as of the time an Incentive Stock Option is granted, of the Common Stock with respect to which Incentive Stock Options are exercisable for the first time by the Optionee during any calendar year under this Plan, and stock options that satisfy the requirements of Section 422 of the Code under any other stock option plan or plans maintained by the Corporation (or any parent or Subsidiary Company), shall not exceed $100,000.
          (b) Limitation on Ten Percent Stockholders. The price at which shares of Common Stock may be purchased upon exercise of an Incentive Stock Option granted to an individual who, at the time such Incentive Stock Option is granted, owns, directly or indirectly, more than ten percent (10%) of the total combined voting power of all classes of stock issued to stockholders of the Corporation or any Subsidiary Company, shall be no less than one hundred and ten percent (110%) of the Fair Market Value of a share of the Common Stock of the Corporation at the time of grant, and such Incentive Stock Option shall by its terms not be exercisable after the earlier of the date determined under Section 8.04 or the expiration of five (5) years from the date such Incentive Stock Option is granted.
          (c) Notice of Disposition; Withholding; Escrow. An Optionee shall immediately notify the Corporation in writing of any sale, transfer, assignment or other disposition (or action constituting a disqualifying disposition within the meaning of Section 421 of the Code) of any shares of Common Stock acquired through exercise of an Incentive Stock Option, within two (2) years after the grant of such Incentive Stock Option or within one (1) year after the acquisition of such shares, setting forth the date and manner of disposition, the number of shares disposed of and the price at which such shares were disposed of. The Corporation shall be entitled to withhold from any compensation or other payments then or thereafter due to the Optionee such amounts as may be necessary to satisfy any withholding requirements of federal or state law or regulation and, further, to collect from the Optionee any additional amounts which may be required for such purpose. The Committee may, in its discretion, require shares of Common Stock acquired by an Optionee upon exercise of an Incentive Stock Option to be held in an escrow arrangement for the purpose of enabling compliance with the provisions of this Section 8.09(c).
ARTICLE IX
SHARE AWARDS
     9.01 Share Award Notice. As promptly as practicable after the granting of a Share Award pursuant to the terms hereof, the Board or the Committee shall notify the Recipient in writing of the grant of the Share Award, the number of shares covered by the Share Award, whether the Share Award is a Performance Share Award and the terms upon which the shares subject to the Share Award shall be distributed to the Recipient. The Board or the Committee shall maintain records as to all grants of Share Awards and Performance Share Awards under the Plan.
     9.02 Earning Plan Shares; Forfeitures.
          (a) General Rules. Subject to the terms hereof, Share Awards granted hereunder shall be earned at the rate and to the extent as may be specified by the Committee at the date of grant thereof. If the employment of an Employee is terminated before the Share Award has been completely earned for any reason (except as specifically provided in subsections (b) and (c) below), the Recipient shall forfeit the right to any shares subject to the Share Award which have not theretofore been earned. In the event of a forfeiture of the right to any shares subject to a Share Award, such forfeited shares shall become available for grant pursuant to Articles VI and VII as if no Share Award had been previously granted with respect to such shares. No fractional shares shall be distributed pursuant to this Plan.
          (b) Exception for Termination Due to Death or Disability. Notwithstanding the general rule contained in Section 9.02(a), all shares subject to a Share Award held by a Recipient whose employment or service with the Corporation or any Subsidiary Company terminates due to death or Disability shall be deemed fully earned as of the Recipient’s last day of employment or service with the Corporation or any Subsidiary Company and shall be distributed as soon as practicable thereafter.
          (c) Exception for a Change in Control. Notwithstanding the general rule contained in Section 9.02(a), all shares subject to a Share Award held by a Recipient shall be deemed to be fully earned as of the effective date of a Change in Control.
     9.03 Dividends and Voting. A Recipient shall not be entitled to receive any cash dividends declared on the Common Stock with respect to any unvested Share Award. A Recipient shall not be entitled to any voting rights with respect to any unvested Share Award which has not yet been earned and distributed to him or her pursuant to Section 9.04.
     9.04 Distribution of Plan Shares.
          (a) Timing of Distributions: General Rule. Subject to the provisions of Section 9.06 hereof, shares shall be distributed to the Recipient or his Beneficiary, as the case may be, as soon as practicable after they have been earned.
          (b) Form of Distributions. All shares shall be distributed in the form of Common Stock. One share of Common Stock shall be given for each share earned and distributable.
          (c) Restrictions on Selling of Plan Shares. Share Awards may not be sold, assigned, pledged or otherwise disposed of prior to the time that they are earned and distributed pursuant to the terms of this Plan. Upon distribution, the Board or the Committee may require the Recipient or his Beneficiary, as the case may be, to agree not to sell or otherwise dispose of his distributed shares except in accordance with all then applicable federal and state securities laws, and the Board or the Committee may cause a legend to be placed on the stock certificate(s) representing the distributed shares in order to restrict the transfer of the distributed shares for such period of time or under such circumstances as the Board or the Committee, upon the advice of counsel, may deem appropriate.
     9.05 Rights of Recipients. Notwithstanding anything to the contrary herein, a Participant who receives a Share Award payable in Common Stock shall have no rights as a stockholder until the Common Stock is issued pursuant to the terms of the Award Agreement.
     9.06 Performance Awards
          (a) Designation of Performance Share Awards. The Committee may determine to make any Share Award a Performance Share Award by making such Share Award contingent upon the achievement of a Performance Goal or any combination of Performance Goals. Each Performance Share Award shall be evidenced by a written agreement (“Award Agreement”), which shall set forth the Performance Goals applicable to the Performance Share Award, the maximum amounts payable and such other terms and conditions as are applicable to the Performance Share Award. Each Performance Share Award shall be granted and administered to comply with the requirements of Section 162(m) of the Code, if applicable.
          (b) Timing of Grants. Any Performance Share Award shall be made not later than 90 days after the start of the period for which the Performance Share Award relates and shall be made prior to the completion of 25% of such period. All determinations regarding the achievement of any Performance Goals will be made by the Committee. The Committee may not increase during a year the amount of a Performance Share Award that would otherwise be payable upon achievement of the Performance Goals but may reduce or eliminate the payments as provided for in the Award Agreement.
          (c) Restrictions on Grants. Nothing contained in the Plan will be deemed in any way to limit or restrict the Committee from making any Award or payment to any person under any other plan, arrangement or understanding, whether now existing or hereafter in effect.
          (d) Distribution. No Performance Share Award or portion thereof that is subject to the attainment or satisfaction of a condition of a Performance Goal shall be distributed or considered to be earned or vested until the Committee certifies in writing that the conditions or Performance Goal to which the distribution, earning or vesting of such Award is subject have been achieved.
     9.07. Nontransferable. Share Awards and Performance Share Awards and rights to shares shall not be transferable by a Recipient, and during the lifetime of the Recipient, shares which are the subject of Share Awards may only be earned by and paid to a Recipient who was notified in writing of a Share Award by the Committee pursuant to Section 9.01. No Recipient or Beneficiary shall have any right in or claim to any assets of the Plan nor shall the Corporation or any Subsidiary Company be subject to any claim for benefits hereunder.
ARTICLE X
ADJUSTMENTS FOR CAPITAL CHANGES
     10.01 General Adjustments. The aggregate number of shares of Common Stock available for issuance under this Plan, the number of shares to which any outstanding Award relates, the maximum number of shares that can be covered by Awards granted to a person in any calendar year, and the exercise price per share of Common Stock under any outstanding Option shall be proportionately adjusted for any increase or decrease in the total number of outstanding shares of Common Stock issued subsequent to the Effective Date of this Plan resulting from a split, subdivision or consolidation of shares or any other capital adjustment, the payment of a stock dividend, or other increase or decrease in such shares effected without receipt or payment of consideration by the Corporation.
     10.02 Adjustments for Mergers and Other Corporate Transactions. If, upon a merger, consolidation, reorganization, liquidation, recapitalization or the like of the Corporation, the shares of the Corporation’s Common Stock shall be exchanged for other securities of the Corporation or of another corporation, each Award shall be converted, subject to the conditions herein stated, into the right to purchase or acquire such number of shares of Common Stock or amount of other securities of the Corporation or such other corporation as were exchangeable for the number of shares of Common Stock of the Corporation which such Optionees would have been entitled to purchase or acquire except for such action, and appropriate adjustments shall be made to the per share exercise price of outstanding Options, provided that in each case the number of shares or other securities subject to the substituted or assumed stock option and the exercise price thereof shall be determined in a manner that satisfies the requirements of Treasury Regulation §1.424-1 and the regulations issued under Section 409A of the Code so that the substituted or assumed option is not deemed to be a modification of the outstanding Options. Notwithstanding any provision to the contrary herein, the term of any Option granted hereunder and the property which the Optionee shall receive upon the exercise or termination thereof shall be subject to and be governed by the provisions regarding the treatment of any such Options set forth in a definitive agreement with respect to any of the aforementioned transactions entered into by the Corporation to the extent any such Option remains outstanding and unexercised upon consummation of the transactions contemplated by such definitive agreement.
ARTICLE XI
AMENDMENT AND TERMINATION OF THE PLAN
     The Board may, by resolution, at any time terminate or amend the Plan with respect to any shares of Common Stock as to which Awards have not been granted, subject to any required stockholder approval or any stockholder approval which the Board may deem to be advisable for any reason, such as for the purpose of obtaining or retaining any statutory or regulatory benefits under tax, securities or other laws or satisfying any applicable stock exchange listing requirements. The Board may not, without the consent of the holder of an Award, alter or impair any Award previously granted or awarded under this Plan except as specifically authorized herein.
ARTICLE XII
EMPLOYMENT AND SERVICE RIGHTS
     Neither the Plan nor the grant of any Awards hereunder nor any action taken by the Committee or the Board in connection with the Plan shall create any right on the part of any Employee or Non-Employee Director to continue in such capacity.
ARTICLE XIII
WITHHOLDING
     13.01 Tax Withholding. The Corporation may withhold from any cash payment made under this Plan sufficient amounts to cover any applicable withholding and employment taxes, and if the amount of such cash payment is insufficient, the Corporation may require the Optionee to pay to the Corporation the amount required to be withheld as a condition to delivering the shares acquired pursuant to an Award. The Corporation also may withhold or collect amounts with respect to a disqualifying disposition of shares of Common Stock acquired pursuant to exercise of an Incentive Stock Option, as provided in Section 8.09(c).
     13.02 Methods of Tax Withholding. The Board or the Committee is authorized to adopt rules, regulations or procedures which provide for the satisfaction of an Optionee’s tax withholding obligation by the retention of shares of Common Stock to which the Employee would otherwise be entitled pursuant to an Award and/or by the Optionee’s delivery of previously-owned shares of Common Stock or other property.
ARTICLE XIV
EFFECTIVE DATE OF THE PLAN; TERM
     14.01 Effective Date of the Plan. This Plan shall be come effective on the Effective Date, and Awards may be granted hereunder no earlier than the date that this Plan is approved by stockholders of the Corporation and prior to the termination of the Plan, provided that this Plan is approved by stockholders of the Corporation pursuant to Article XV hereof.

     14.02 Term of the Plan. Unless sooner terminated, this Plan shall remain in effect for a period of ten (10) years ending on the tenth anniversary of the Effective Date. Termination of the Plan shall not affect any Awards previously granted and such Awards shall remain valid and in effect until they have been fully exercised or earned, are surrendered or by their terms expire or are forfeited.
ARTICLE XV
STOCKHOLDER APPROVAL
     The Corporation shall submit this Plan to stockholders for approval at a meeting of stockholders of the Corporation held within twelve (12) months following the Effective Date, in order to meet the requirements of: (i) Section 422 of the Code and regulations thereunder, (ii) Section 162(m) of the Code and regulations thereunder, and (iii) the NASDAQ Stock Marker for listing of the Common Stock on the NASDAQ Stock Market.
ARTICLE XVI
MISCELLANEOUS
     16.01 Governing Law. To the extent not governed by federal law, this Plan shall be construed under the laws of the Commonwealth of Pennsylvania.
     16.02 Pronouns. Wherever appropriate, the masculine pronoun shall include the feminine pronoun, and the singular shall include the plural.

HARLEYSVILLE SAVINGS FINANCIAL CORPORATION HARLEYSVILLE, PENNSYLVANIA	REVOCABLE PROXY
     THIS PROXY IS BEING SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS OF HARLEYSVILLE SAVINGS FINANCIAL CORPORATION FOR USE ONLY AT THE ANNUAL MEETING OF STOCKHOLDERS TO BE HELD ON JANUARY 27, 2010 AND AT ANY ADJOURNMENT THEREOF.
     The undersigned, being a stockholder of Harleysville Savings Financial Corporation (the “Company”), hereby appoints the Board of Directors, or any successors in their respective positions, as proxy, with full powers of substitution, and hereby authorizes the Board to represent and vote, as designated below, all the shares of common stock of the Company held of record by the undersigned on December 4, 2009 at the Annual Meeting of Stockholders to be held at the Indian Valley Country Club, located at 650 Bergey Road, Telford, Pennsylvania 18969, on January 27, 2010 at 9:30 a.m., local time, or any adjournment thereof.
1. ELECTION OF DIRECTORS:
     Nominees for a three year term: Sanford L. Alderfer, Mark R. Cummins and Ronald B. Geib

FOR all nominees listed above (except as marked to the contrary below) ☐	WITHHOLD AUTHORITY (to vote for all nominees listed above) ☐
INSTRUCTIONS: To withhold authority to vote for any one or more individual nominee, write the name of such nominee(s) in the space provided below:

2. Proposal to approve the Harleysville Savings Financial Corporation 2009 Stock Incentive Plan.

☐ FOR	☐ AGAINST	☐ ABSTAIN
3. Proposal to ratify the appointment of ParenteBeard LLC as the Company’s independent registered public accounting firm for the year ending September 30, 2010.

☐ FOR	☐ AGAINST	☐ ABSTAIN
4. In their discretion, the proxies are authorized to vote upon such other business as may properly come before the Annual Meeting as described in the accompanying Proxy Statement.

     If not otherwise specified, this proxy will be voted FOR the election of the Board of Directors’ nominees to the Board of Directors named in proposal 1, FOR the approval of the 2009 Stock Incentive Plan and FOR the ratification of the independent registered public accounting firm and otherwise at the discretion of the proxies. In their discretion, the proxies are authorized to vote with respect to approval of the minutes of the last meeting of stockholders, the election of any person as director if a nominee is unable to serve or for good cause will not serve, matters incident to the conduct of the meeting and upon such other business as may properly come before the meeting. This proxy may be revoked at any time prior to the time it is voted at the Annual Meeting.
The undersigned hereby acknowledges receipt of a Notice of Annual Meeting of Stockholders of Harleysville Savings Financial Corporation, to be held on January 27, 2010, or any adjournment thereof, and a Proxy Statement for the Annual Meeting, prior to the signing of this proxy.
Date: __________________________________
Signature: ______________________________
Signature: ______________________________
Please sign exactly as your name(s) appear(s) on this Proxy. When signing in a representative capacity, please give title. When shares are held jointly, both should sign.
PLEASE MARK, SIGN, DATE AND RETURN THE PROXY CARD PROMPTLY USING THE ENCLOSED ENVELOPE.
     Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting of Stockholders to be held on January 27, 2010. This proxy statement and the Annual Report on Form 10-K for the year ended September 30, 2009 as well as driving directions to the annual meeting are available on our website at www.harleysvillesavings.com under the tabs “About Us — Annual Meeting Materials.”